EXHIBIT 2


                              ACQUISITION AGREEMENT

                                   dated as of

                                 August 27, 1998

                                      among

                              RANDSTAD HOLDING NV,

                                RANDSTAD US, L.P.

                                       and

                             ACCUSTAFF INCORPORATED



                                TABLE OF CONTENTS
                             ----------------------

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale...............................................8
SECTION 2.02.  Closing.........................................................8
SECTION 2.03.  Closing Balance Sheet...........................................9
SECTION 2.04.  Adjustment of Purchase Price...................................11
SECTION 2.05.  Randstad Guarantee.............................................12
SECTION 2.06.  Assignment of Contracts and Rights.............................12

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.  Corporate Existence and Power..................................13
SECTION 3.02.  Corporate Authorization........................................13
SECTION 3.03.  Governmental Authorization.....................................13
SECTION 3.04.  Noncontravention...............................................14
SECTION 3.05.  Capitalization.................................................14
SECTION 3.06.  Ownership of Shares; Title to Strategix Assets.................15
SECTION 3.07.  Subsidiaries...................................................15
SECTION 3.08.  Financial Statements...........................................16
SECTION 3.09.  Absence of Certain Changes.....................................17
SECTION 3.10.  No Undisclosed Material Liabilities............................19
SECTION 3.11.  Intercompany Accounts..........................................20
SECTION 3.12.  Material Contracts.............................................20
SECTION 3.13.  Litigation.....................................................22
SECTION 3.14.  Compliance with Laws and Court Orders..........................22
SECTION 3.15.  Properties.....................................................23
SECTION 3.16.  Intellectual Property..........................................24
SECTION 3.17.  Insurance Coverage.............................................24
SECTION 3.18.  Licenses and Permits...........................................25
SECTION 3.19.  Receivables....................................................25
SECTION 3.20.  Accuracy of Information........................................26
SECTION 3.21.  Investment Banking Fees........................................26
SECTION 3.22.  Employees......................................................26
SECTION 3.23.  Labor Matters..................................................26
SECTION 3.24.  Employee Benefit Plans.........................................27
SECTION 3.25.  Environmental Matters..........................................29
SECTION 3.26.  Worker's Compensation Claims...................................30
SECTION 3.27.  Year 2000 Compliance...........................................30
SECTION 3.28.  Compliance with Franchise Laws.................................31
SECTION 3.29.  [Intentionally Omitted]........................................31
SECTION 3.30.  Earnouts.......................................................31

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF RANDSTAD AND BUYER

SECTION 4.01.  Existence and Power............................................32
SECTION 4.02.  Authorization..................................................32
SECTION 4.03.  Governmental Authorization.....................................32
SECTION 4.04.  Noncontravention...............................................32
SECTION 4.05.  Purchase for Investment........................................32
SECTION 4.06.  Litigation.....................................................32
SECTION 4.07.  Finders' Fees..................................................32
SECTION 4.08.  Buyer Financing................................................33

                                    ARTICLE 5
                               COVENANTS OF SELLER

SECTION 5.01.  Conduct of the Strategix Companies.............................33
SECTION 5.02.  Access to Information; Confidentiality.........................35
SECTION 5.03.  Notices of Certain Events......................................36
SECTION 5.04.  Resignations...................................................36
SECTION 5.05.  Competitive Relationships......................................36
SECTION 5.06.  Payments Relating to Strategix Assets..........................38
SECTION 5.07.  Change of Seller Name..........................................38
SECTION 5.08.  Seller Convertible Notes.......................................38
SECTION 5.09.  Subcontractor Agreements.......................................39

                                    ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01.  Confidentiality................................................40
SECTION 6.02.  Access.........................................................40

                                    ARTICLE 7
                          COVENANTS OF BUYER AND SELLER

SECTION 7.01.  Best Efforts; Further Assurances...............................40
SECTION 7.02.  Certain Filings................................................41
SECTION 7.03.  Public Announcements...........................................41
SECTION 7.04.  Intercompany Accounts..........................................41
SECTION 7.05.  Transition Services............................................41
SECTION 7.06.  Joint Contracts................................................42
SECTION 7.07.  Joint Leases...................................................43
SECTION 7.08.  Seller Use of Certain Trademarks...............................43
SECTION 7.09.  Earnout Payments...............................................44

                                    ARTICLE 8
                                   TAX MATTERS

SECTION 8.01.  Tax Definitions................................................44
SECTION 8.02.  Tax Representations............................................46
SECTION 8.03.  Covenants......................................................47
SECTION 8.04.  Termination of Existing Tax Sharing Agreements.................49
SECTION 8.05.  Cooperation on Tax Matters.....................................49
SECTION 8.06.  Tax Indemnification............................................49
SECTION 8.07.  Purchase Price Adjustment and Interest.........................52
SECTION 8.08. Tax Refunds.....................................................52
SECTION 8.09.  Survival.......................................................52

                                    ARTICLE 9
                                EMPLOYEE BENEFITS

SECTION 9.01.  401(k) Plans, Profit Sharing Plans, Etc........................53
SECTION 9.02.  Employee Stock Awards..........................................53
SECTION 9.03.  Non-qualified Deferred Compensation............................54
SECTION 9.04.  Cooperation....................................................54
SECTION 9.05.  Certain Employment Arrangements................................54

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

SECTION 10.01.  Conditions to Obligations of Buyer and Seller.................55
SECTION 10.02.  Conditions to Obligation of Buyer.............................55
SECTION 10.03.  Conditions to Obligation of Seller............................57

                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

SECTION 11.01.  Survival......................................................58
SECTION 11.02.  Indemnification...............................................59
SECTION 11.03.  Procedures....................................................60

                                   ARTICLE 12
                                   TERMINATION

SECTION 12.01.  Grounds for Termination.......................................63
SECTION 12.02.  Effect of Termination.........................................63

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01.  Notices.......................................................63
SECTION 13.02.  Amendments and Waivers........................................65
SECTION 13.03.  Expenses......................................................66
SECTION 13.04.  Successors and Assigns........................................66
SECTION 13.05.  Governing Law.................................................66
SECTION 13.06.  Jurisdiction..................................................66
SECTION 13.07.  WAIVER OF JURY TRIAL..........................................66
SECTION 13.08.  Counterparts; Third Party Beneficiaries.......................66
SECTION 13.09.  Entire Agreement..............................................67
SECTION 13.10.  Captions......................................................67

                             EXHIBITS AND SCHEDULES

EXHIBIT A -- Form of Assignment and Assumption Agreement

EXHIBIT B -- Form of Employee and Systems Support Agreement

EXHIBIT C -- Strategix Disclosure Memorandum

Schedule 3.08(b) -- Pro Forma Financial Statements

Schedule 10.02(e) -- Third Party Consents

Schedule 11.02(c) -- Indemnified Litigation



                              ACQUISITION AGREEMENT

     AGREEMENT dated as of August 27, 1998 among Randstad Holding nv, a corporation organized under the laws of The Netherlands ("Randstad"), Randstad US, L.P., a Delaware limited partnership ("Buyer"), and AccuStaff Incorporated, a Florida corporation ("Seller").

                              W I T N E S S E T H :

     WHEREAS, Seller (or one or more of its wholly-owned subsidiaries) is the record and beneficial owner of all of the Shares (as hereinafter defined) of the Strategix Companies (as hereinafter defined);

     WHEREAS, Seller (or one or more of its wholly-owned subsidiaries) is the owner of certain assets used in the business of the Strategix Companies;

     WHEREAS, Seller (or one or more of its wholly-owned subsidiaries) desires to sell the Shares and such assets to Buyer, and Buyer desires to purchase the Shares and such assets from Seller (or such subsidiary or subsidiaries), upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, Randstad has agreed to guarantee the obligations of Buyer under this Agreement;

     The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION A.. Definitions. 1. The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that neither any Strategix Company nor any Subsidiary shall be considered an Affiliate of Seller.

     "Balance Sheet" means the pro forma unaudited condensed consolidated balance sheet of the Strategix Business set forth on Schedule 3.08(b).

     "Balance Sheet Date" means March 31, 1998.

     "Benefit Arrangement" means any material employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, employee insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Seller, any of its Affiliates or any Strategix Company or any Subsidiary and (iii) covers any employee or former employee of any Strategix Company or any Subsidiary or any other Transferred Employee; provided that the term "Benefit Arrangement" shall not include any (x) employment or similar contracts or arrangements that may be terminated with one month or less notice and (y) severance or similar contracts or arrangements that are made in connection with a waiver or release and which provide three months or less compensation for employees or former employees whose annual base compensation exceeds or exceeded $75,000, or six months or less compensation for all other employees or former employees.

     "Buyer Plan" means any "pension plan" (as defined in Section 3(2) of ERISA) sponsored or maintained by Buyer, any Strategix Company or any of their respective Affiliates.

     "Closing Date" means the date of the Closing.

     "Employee Option" means an option to purchase one or more shares of common stock of Seller granted to a Transferred Employee under any plan or arrangement of Seller, any of its Affiliates or any Strategix Company or any Subsidiary.

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller, any of its Affiliates or any Strategix Company or any Subsidiary and (iii) covers any employee or former employee of any Strategix Company or any Subsidiary or any other Transferred Employee.

     "Employee Restricted Share" means a restricted share of common stock of Seller granted to a Transferred Employee under any plan or arrangement of Seller or any of its Affiliates.

     "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of any Strategix Company or any Subsidiary as currently conducted or to any Strategix Asset or Strategix Liability.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Fleet Credit Facility" means the Revolving Credit Agreement dated May 23, 1997 by and between Office Specialists, Inc. and Fleet National Bank.

     "Form S-1" means the proposed (but unfiled) Amendment No. 2 to the Registration Statement on Form S-1 of Strategix Solutions, Inc., a Delaware corporation, reflecting certain corrections to Amendment No. 1 to such Registration Statement filed with the Securities and Exchange Commission on July 20, 1998, a true and complete copy of both of which have been previously provided to Buyer.

     "Health Care Business" means the health care services business conducted or previously conducted by Health Force Inc., a New York corporation, Health Force Operating Corp., a New York corporation, Medi-Force, Inc., a New York corporation, and Healthforce Company, a New York general partnership, whether or not transferred or to be transferred by Seller or its Affiliates to CommuniCare Health Services, Inc. and certain of its Affiliates pursuant to the Asset Purchase Agreement dated as of March 30, 1998.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by notes, bonds, debentures or other similar instrument, (iii) all obligations of such Person for the deferred purchase price of property or services that in accordance with generally accepted accounting principles would be shown as a liability on the balance sheet of such Person (other than trade accounts payable in the ordinary course of business consistent with past practice), (iv) all capitalized lease obligations of such Person, (v) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities, (vi) all obligations of such Person under interest rate swap agreements, hedge agreements or similar agreements, (vii) all Indebtedness of others referred to in clauses
(i) through (vi) above  guaranteed  directly or indirectly  by such Person,  and
(viii) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Intellectual Property Right" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, excluding in each case any "off-the-shelf" software.

     "Knowledge" means, with respect to matters relating to Seller, actual knowledge of any of Derek E. Dewan, Michael D. Abney, Marc M. Mayo and Robert P. Crouch; provided that where "Knowledge" is used with respect to any particular matter, such officers shall have made inquiry with those Persons as they have considered appropriate in light of the subject matter involved.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business (including the continued operation thereof in accordance with past practices), assets or results of operations of the Strategix Companies and the Subsidiaries, taken as a whole; provided that (i) any action expressly contemplated to be taken pursuant to this Agreement, (ii) any adverse development caused by any action of Buyer or Randstad that is not permitted by or is in contravention of the covenants of this Agreement, (iii) any changes in general market and economic conditions, (iv) any changes affecting the staffing services industry generally and (v) any regulatory or legislative changes affecting companies in general shall not be considered in determining whether a Material Adverse Effect has occurred.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "NationsBank Credit Facility" means the Fourth Amended and Restated Revolving Credit Agreement dated May 23, 1997, by and among Seller, NationsBank, N.A. (formerly NationsBank, N.A. (South)), as Lender and Agent, and the banks party thereto.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Regulation S-X" means Regulation S-X promulgated by the United States Securities and Exchange Commission.

     "Seller Plan" means any "pension plan" (as defined in Section 3(2) of ERISA) sponsored or maintained by Seller or any Affiliate of Seller, other than any Strategix Company or a Subsidiary.

     "Shares" means, collectively, all of the outstanding capital stock of each Strategix Company.

     "Strategix Assets" means the assets identified in Section 1.01(a) of the Strategix Disclosure Memorandum.

     "Strategix Business" means the business currently conducted by the Strategix Companies and the Subsidiaries or utilizing the Strategix Assets and the Strategix Liabilities, in each case, as described in the Form S-1 (but excluding the assets and liabilities of the Health Care Business).

     "Strategix Companies" means, collectively, each of the corporations listed in Section 1.01(b) of the Strategix Disclosure Memorandum.

     "Strategix Disclosure Memorandum" means the schedule delivered by Seller to Buyer concurrently with the execution hereof setting forth exceptions to the representations and warranties set forth in Article 3 and certain other information called for in this Agreement, attached hereto as Exhibit C.

     "Strategix Liabilities" means the liabilities identified in Section 1.01(c) of the Strategix Disclosure Memorandum.

     "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by any Strategix Company.

     "Transferred Employee" means any individual (other than a temporary employee) whose employment duties and responsibilities as of the Closing Date primarily relate to the Strategix Business.

     "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

     2. Each of the following terms is defined in the Section set forth opposite such term:

     Term                                                         Section

AccuStaff Marks                                                     7.08
Applicable Amount                                                   5.08
Assumed Buyer Plan                                                  9.01
Base Tangible Net Worth                                             2.04
Buyer Indemnitee                                                    8.01
Career Horizons                                                     5.08
Closing                                                             2.02
Closing Balance Sheet                                               2.03
Closing Tangible Net Worth                                          2.03
Code                                                                8.01
Combined Tax                                                        8.01
Company Intellectual Property Rights                                3.16
Company Securities                                                  3.05
Competitive Business                                                5.05(b)(i)
Confidentiality Agreement                                           6.01
Convertible Notes                                                   5.08
Damages                                                            11.02
December Balance Sheet                                              2.03
Deferred Amount                                                     9.03
Designated Seller Plan                                              9.01
Draft Assessment                                                    3.27
Earnout Agreements                                                  3.30
Federal Tax                                                         8.01
Final Determination                                                 8.01
Final Tangible Net Worth                                            2.04
Hourly Rate                                                         7.05
Indemnified Person                                                 11.03(a)(i)
Indemnifying Person                                                11.03(a)(i)
Indenture                                                           5.08
Joint Contracts                                                     7.06
Joint Leases                                                        7.07
Loss                                                                8.06
Modified Aggregate Deemed Sales Price                               8.03
Noncompete Consideration                                            5.05
Non-Transferred Participants                                        9.01
Option                                                              9.02
Permits                                                             3.18
Permitted Liens                                                     3.15
Post-Closing Tax Period                                             8.01
Pre-Closing Tax Period                                              8.01
Purchase Price                                                      2.01
Returns                                                             8.02
Section 338(h)(10) Election                                         8.03
Seller Group                                                        8.01
Separate Company Taxes                                              2.03
Significant Employee                                                3.09
Stay Bonus Plan                                                     9.02
Subcontractor Agreements                                            3.12
Subsidiary Securities                                               3.07
Tax                                                                 8.01
Tax Asset                                                           8.01
Tax Sharing Agreements                                              8.01
Taxing Authority                                                    8.01
Transition Period                                                   7.05
Trustee                                                             5.08
Worker's Compensation Claims                                        3.26
Year 2000 Compliant                                                 3.27

                                   ARTICLE II.

                                PURCHASE AND SALE

     SECTION A.. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, (i) Seller agrees to sell, or to cause one or more of its wholly-owned subsidiaries to sell, to Buyer, and Buyer agrees to purchase from Seller or such subsidiary or subsidiaries, the Shares at the Closing, (ii) Buyer agrees to acquire, and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer (or if requested by Buyer, to one or more Strategix Companies or Subsidiaries or any other Affiliate of Buyer), free and clear of all Liens, other than Permitted Liens all of Seller's right, title and interest in, to and under the Strategix Assets at the Closing and (iii) Buyer agrees to assume (or to cause one or more Strategix Companies or Subsidiaries or any other Affiliate of Buyer to assume), effective as of the Closing, the Strategix Liabilities. The purchase price for the Shares and the Strategix Assets and the Strategix Liabilities (the "Purchase Price") is Eight Hundred Fifty Million Dollars ($850,000,000) in cash. The Purchase Price shall be paid as provided in Section
2.02 and shall be subject to adjustment as provided in Section 2.04.

     SECTION B.. Closing. The closing (the "Closing") of the purchase and sale of the Shares, the acquisition of the Strategix Assets and the assumption of the Strategix Liabilities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, a. if the conditions set forth in Article 10 have been satisfied, on September 30, 1998, and b. if the conditions set forth in Article 10 have not been satisfied as of September 30, 1998, within 5 business days after satisfaction of such conditions, or at such other time or place as Buyer and Seller may agree. At the Closing:

          1. Buyer shall deliver to Seller $850,000,000 in immediately available funds by wire transfer to an account of Seller with NationsBank, N.A. designated by Seller, by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

          2. Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          3. Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, and Seller shall deliver to Buyer general warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer (or if requested by Buyer pursuant to Section 2.01, one or more designees of Buyer) all right, title and interest in, to and under the Strategix Assets.

          4. Seller and Buyer shall enter into an Employee and Systems Support Services Agreement substantially in the form attached hereto as Exhibit B.

     SECTION C.. Closing Balance Sheet. 1. As promptly as practicable, but no later than 60 days, after the Closing Date, Seller will cause to be prepared and delivered to Buyer the Closing Balance Sheet, together with an unqualified report of PricewaterhouseCoopers, LLP thereon, and a certificate based on such Closing Balance Sheet setting forth Seller's calculation of Closing Tangible Net Worth. The Closing Balance Sheet (the "Closing Balance Sheet") shall (w) fairly present the consolidated financial position of the Strategix Business as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited consolidated balance sheet of the Strategix Business as of December 31, 1997 (the "December Balance Sheet") and the Balance Sheet (it being understood and agreed that the Health Care Business shall be excluded from the Closing Balance Sheet), (x) include line items substantially consistent with those in the December Balance Sheet and the Balance Sheet, (y) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the December Balance Sheet and the Balance Sheet and (z) reflect no changes in reserving practices, including without limitation such practices with respect to establishment of reserves for bad debts or workers' compensation claims; provided that the Closing Balance Sheet shall not include any charge, accrual or reserve for federal or state income taxes of the Strategix Business with respect to which a Strategix Company or Subsidiary is included in a consolidated, combined or unitary tax return filed by Seller or any of its Affiliates (other than a Strategix Company or Subsidiary), but shall include charges, accruals and reserves for only those state income taxes or other taxes of the Strategix Business for which a Strategix Company or Subsidiary files either a separate tax return or a consolidated, combined or unitary state income tax return that includes only one or more Strategix Companies or Subsidiaries ("Separate Company Taxes"). "Closing Tangible Net Worth" means (i) the consolidated stockholder's equity of the Strategix Business as shown on the Closing Balance Sheet (prior to the payment or cancellation of the intercompany debt of the Strategix Business as contemplated by Section 7.04 hereof) plus (ii) intercompany debt of the Strategix Business (prior to payment or cancellation as contemplated by Section 7.04 hereof) less (iii) the aggregate amount of goodwill and net deferred income tax assets (or, if there exists a net deferred income tax liability, plus such net deferred income tax liability), it being understood that in calculating Closing Tangible Net Worth, the parties shall exclude the effect (including the Tax effect) of any act, event or transaction occurring after the Closing and not in the ordinary course of business of any Strategix Company or any Subsidiary (other than, for purposes of the avoidance of doubt, any effect of the Section 338(h)(10) Election).

     2. If Buyer disagrees with Seller's calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(a), Buyer may, within 30 days after delivery of the documents referred to in Section 2.03(a), deliver a notice to Seller disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(a).

     3. If a notice of disagreement shall be duly delivered pursuant to Section 2.03(b), Buyer and Seller shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Tangible Net Worth, which amount shall not be more than the amount thereof shown in Seller's calculation delivered pursuant to Section 2.03(a) nor less than the amount thereof shown in Buyer's calculation delivered pursuant to Section 2.03(b). If, during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause a southeastern office of a mutually acceptable accounting firm of national standing with no material relationship to Seller or Buyer to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Tangible Net Worth, such calculation to be completed within 30 days. In making this calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Seller's calculation of Closing Tangible Net Worth as to which Buyer has disagreed. Such independent accountants shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth this calculation. Such report shall be final and binding upon Buyer and Seller. The cost of this review and report shall be borne a. by Buyer if the difference between Final Tangible Net Worth and Buyer's calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(b) is greater than the difference between Final Tangible Net Worth and Seller's calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(a),
b. by Seller if the first such difference is less than the second such difference and c. otherwise equally by Buyer and Seller.

     4. Buyer and Seller agree that they will, and agree to cause their respective independent accountants and the Strategix Companies and each Subsidiary to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Tangible Net Worth and in the conduct of the audits and reviews referred to in this Section 2.03, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

     SECTION D.. Adjustment of Purchase Price. 1. If Base Tangible Net Worth exceeds Final Tangible Net Worth, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. If Final Tangible Net Worth exceeds Base Tangible Net Worth, Buyer shall pay to Seller, in the manner and with interest as provided in Section 2.04(b) , the amount of such excess. "Base Tangible Net Worth" means $160,545,000, which number is calculated as follows (with all numbers being as set forth on the Balance Sheet): (i) consolidated stockholder's equity of $242,619,000, plus (ii) intercompany debt of the Strategix Business of $98,874,000, plus (iii) the notes payable, long-term portion, of $24,410,000, plus (iv) the notes payable, short-term portion, of $2,217,000, plus (v) an agreed adjustment of $4,000,000 in respect of payments under certain Earnout Agreements, minus (vi) the aggregate amount of goodwill of $193,655,000, minus
(vii) the net deferred income tax assets of $5,924,000, minus (viii) cash and cash equivalents of $11,996,000. "Final Tangible Net Worth" means the Closing Tangible Net Worth a. as shown in Seller's calculation delivered pursuant to
Section 2.03(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.03(b); or b. if such a notice of disagreement is delivered, (1) as agreed by Buyer and Seller pursuant to Section 2.03(c) or (2) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 2.03(c); provided that in no event shall Final Tangible Net Worth be more than Seller's calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(a) or less than Buyer's calculation of Closing Tangible Net Worth delivered pursuant to Section 2.03(b).

     2. Any payment pursuant to Section 2.04(a) shall be made at a mutually convenient time and place within 5 days after the Final Tangible Net Worth has been determined by delivery by Buyer or Seller, as the case may be, of immediately available funds to the other party in accordance with such party's instructions (which instructions shall be delivered to the Buyer or Seller, as the case may be, not less than three business days prior to the date such payment is to be made). The amount of any payment to be made pursuant to this
Section 2.04 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition, in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

     SECTION E.. Randstad Guarantee. Randstad hereby irrevocably guarantees the obligations of Buyer pursuant to this Agreement. The liability of Randstad under this Section shall be absolute and unconditional, shall be as principal and not as a surety, and shall be binding upon Randstad and its successors and assigns without regard to the insolvency, bankruptcy or reorganization of Buyer or otherwise. Randstad hereby waives promptness, diligence, presentment, demand, protest and notice of any kind as to such obligations and its guarantee thereof and acceptance of or reliance on its obligations contained in this Section or any other circumstance that would constitute an equitable or legal discharge of Randstad's obligations under this Agreement.

     SECTION F.. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Strategix Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Strategix Asset or in any way adversely affect the rights of Buyer or Seller or their respective Affiliates thereunder. Seller and Buyer will use their reasonable best efforts to obtain the consent of the other parties to any such Strategix Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer reasonably may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller or its Affiliates thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows. Each item disclosed in any Section of the Strategix Disclosure Memorandum shall be deemed disclosed for purposes of each other Section of the Strategix Disclosure Memorandum to the extent (but only to the extent) that a prudent business person would reasonably be expected to recognize the relevance of such item to the disclosure required by such other Section after review and inquiry.

     SECTION A.. Corporate Existence and Power. Each of Seller and each Strategix Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Strategix Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore made available to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller and each Strategix Company as currently in effect.

     SECTION B.. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller and no other corporate or other approval of Seller or its stockholders is required in connection therewith. This Agreement constitutes a valid and binding agreement of Seller.

     SECTION C.. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than a. compliance with any applicable requirements of the HSR Act; b. compliance with any applicable requirements of the 1934 Act; and c. immaterial actions or consents which will not adversely affect or delay the transactions contemplated hereby.

     SECTION D.. Noncontravention. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller or any of its Affiliates, any Strategix Company or any Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, give rise to any right of any Person to require Seller, any Strategix Company or any Subsidiary to purchase any equity interest held by such Person, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller, any Strategix Company or any Subsidiary or to a loss of any benefit to which Seller, any Strategix Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon Seller, any Strategix Company or any Subsidiary, with such exceptions, in the case of this clause (iii), as would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the transactions contemplated hereby and other than as set forth on Section 3.04 of the Strategix Disclosure Memorandum, or (iv) result in the creation or imposition of any Lien on (x) any asset of any Strategix Company or any Subsidiary or (y) any Strategix Assets, other than, in each case, Permitted Liens and other than, in the case of this clause (iv), as set forth on Section 3.04 of the Strategix Disclosure Memorandum.

     SECTION E.. Capitalization. 1. Section 3.05(a) of the Strategix Disclosure Memorandum sets forth the authorized, issued and outstanding shares of each class of capital stock of each of the Strategix Companies.

     2.  All  outstanding  shares  of  capital  stock  of each of the  Strategix
Companies have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.05, there are no outstanding a. shares of capital stock or voting securities of any Strategix Company, b. securities of Seller, any Affiliate of Seller or any Strategix Company convertible into or exchangeable for shares of capital stock or voting securities of any Strategix Company or c. options or other rights to acquire from Seller, any Affiliate of Seller or any Strategix Company, or other obligations of Seller, any Affiliate of Seller or any Strategix Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Strategix Company (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "Company Securities"). None of the issued and outstanding shares of capital stock of any of the Strategix Companies was issued in violation of any preemptive rights. There are no outstanding obligations of Seller, any Affiliate of Seller or any Strategix Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     SECTION F.. Ownership of Shares; Title to Strategix Assets. 1. Seller, or one of its wholly-owned subsidiaries, is the record and beneficial owner of all of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares) other than the Lien granted in favor of NationsBank, N.A. in connection with the NationsBank Credit Facility, which Lien will be unconditionally released in full on or prior to the Closing, and will transfer and deliver to Buyer (or at the election of Buyer pursuant to Section 2.01, one or more designees of Buyer) at the Closing valid title to the Shares free and clear of any Lien and any such limitation or restriction.

     2. Except as set forth on Section 3.12(b) of the Strategix Disclosure Memorandum, upon consummation of the transactions contemplated hereby, Buyer (or, if requested by Buyer pursuant to Section 2.01, one or more designees of Buyer) will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Strategix Assets, free and clear of all Liens, except Permitted Liens.

     SECTION G.. Subsidiaries. 1. Each Subsidiary is a corporation or a limited or general partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or partnership powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Section 3.07 of the Strategix Disclosure Memorandum.

     2.  Except  as  disclosed  in  Section  3.07  of the  Strategix  Disclosure
Memorandum: a. all of the outstanding capital stock or other voting securities or equity interests of each Subsidiary is owned by the Strategix Company identified on Section 3.07 of the Strategix Disclosure Memorandum, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or equity interests) other than the Lien granted in favor of NationsBank, N.A. in connection with the NationsBank Credit Facility, which Lien will be unconditionally released in full on or prior to the Closing, b. there are no outstanding (x) securities of Seller, any Affiliate of Seller, any Strategix Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities or equity interests of any Subsidiary or (y) options or other rights to acquire from Seller, any Affiliate of Seller, any Strategix Company or any Subsidiary, or other obligations of Seller, any Affiliate of Seller, any Strategix Company or any Subsidiary to issue, any capital stock, voting securities or equity interests or securities convertible into or exchangeable for capital stock or voting securities or equity interests of any Subsidiary (the items in clauses 3.07(b)(ii)(x) and 3.07(b)(ii)(y) being referred to collectively as the "Subsidiary Securities"), c. none of the issued and outstanding shares of capital stock or equity interests of any Subsidiary was issued in violation of any preemptive rights and d. there are no outstanding obligations of Seller, any Affiliate of Seller, any Strategix Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     SECTION H.. Financial Statements. 1. The audited consolidated balance sheets as of December 31, 1996 and 1997 and the related audited consolidated statements of income and cash flows for each of the years ended December 31, 1995, 1996 and 1997, the unaudited condensed statements of income and cash flows for the three months ended March 31, 1997, the unaudited condensed consolidated balance sheet as of March 31, 1998 and the related unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 1998, the pro forma unaudited consolidated statement of income for the year ended December 31, 1997 and the pro forma unaudited condensed consolidated balance sheet as of March 31, 1998 and the related pro forma unaudited condensed consolidated statement of income for the three months ended March 31, 1998 of the Strategix Business (defined to include, solely for purposes of this Section 3.08(a), except with respect to the pro forma unaudited condensed consolidated statements of income for the year ended December 31, 1997 and the three months ended March 31, 1998, the Health Care Business), all as set forth in the Form S-1, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except that as provided therein certain pro forma adjustments have been made, which pro forma adjustments have been made in accordance with Regulation S- X), the consolidated financial position of the Strategix Business (as defined above) as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited condensed financial statements).

     2. The pro forma unaudited condensed consolidated balance sheet as of March 31, 1998 of the Strategix Business, attached hereto as Schedule 3.08(b), fairly presents, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except that as provided therein certain pro forma adjustments have been made, which pro forma adjustments have been made in accordance with Regulation S- X), the consolidated financial position of the Strategix Business as of March 31, 1998 (subject to normal year-end adjustments).

     3. Except as set forth in Section 3.08(c) of the Strategix Disclosure Memorandum, none of the Strategix Companies nor any of the Subsidiaries has incurred, assumed or guaranteed any Indebtedness currently outstanding or pursuant to which it is currently obligated, other than, in the case of a guarantee by a Strategix Company or Subsidiary of Indebtedness of any other Strategix Company or Subsidiary, as reflected on the Balance Sheet or on the pro forma unaudited condensed consolidated statement of income for the three months ended March 31, 1998 of the Strategix Business.

     SECTION I.. Absence of Certain Changes. Except as set forth in Section 3.09 of the Strategix Disclosure Memorandum, since the Balance Sheet Date, the Strategix Business has been conducted in the ordinary course consistent with past practices and there has not been:

          1. any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any Strategix Company, or any repurchase, redemption or other acquisition by any Strategix Company or any Subsidiary of any outstanding shares of capital stock or other securities of any Strategix Company or any Subsidiary;

          3. any amendment of any material term of any outstanding security of any Strategix Company or any Subsidiary;

          4. any incurrence, assumption or guarantee by any Strategix Company or any Subsidiary of any Indebtedness in excess of $100,000 in the aggregate other than (i) intercompany loans incurred in the ordinary course of business consistent with past practices and (ii) guarantees issued in connection with the NationsBank Credit Facility, which guarantees shall be unconditionally released in full on or prior to the Closing;

          5. any creation or other incurrence of (i) any Lien on any shares of capital stock of any Strategix Company or any Subsidiary or (ii) any Lien in excess of $10,000 individually or $50,000 in the aggregate on any asset of any Strategix Company or any Subsidiary or on any Strategix Asset, other than, in each case, in the ordinary course of business consistent with past practices (and other than, in the case of clause (i) and (ii), Liens granted in connection with the NationsBank Credit Facility, which Liens shall be unconditionally released in full on or prior to the Closing);

          6. any making of any loan, advance or capital contributions to or investment in any Person by any Strategix Company or any Subsidiary other than a. advances in the ordinary course of the conduct of the Strategix "private label" or franchising business consistent with past business practices, which advances are secured, with respect to each such "private label" branch or franchisee, by the related receivables of such branch or franchisee, b. in the ordinary course of business consistent with past practices in an amount not in excess of $100,000 in the aggregate and (iii) intercompany loans among the Strategix Companies and the Subsidiaries made in the ordinary course of business consistent with past practices;

          7. any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of any Strategix Company or any Subsidiary or any Strategix Assets or Strategix Liabilities which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          8. any transaction or commitment made, or any contract or agreement entered into, by any Strategix Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by any Strategix Company or any Subsidiary of any contract or other right, or by the Seller or any of its Affiliates with respect to the Strategix Assets or Strategix Liabilities, in each case material to the Strategix Companies and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          9. any change in any method of accounting or accounting practice by any Strategix Company or any Subsidiary except for any such change after the Balance Sheet Date required by reason of a concurrent change in generally accepted accounting principles;

          10. any a. employment, deferred compensation, severance, retirement or other similar agreement entered into with any director or officer of any Strategix Company or any Subsidiary or any employee of any Strategix Company or any Subsidiary (or any employee who otherwise will or may become a Transferred Employee) whose annual base compensation is in excess of $75,000 per year (each such employee, a "Significant Employee") (or any amendment to any such existing agreement), b. grant of any severance or termination pay to any director or officer of any Strategix Company or any Subsidiary or any Significant Employee in excess of $50,000 in the aggregate, or c. change in compensation or other benefits payable to any director or officer of any Strategix Company or any Subsidiary or any Significant Employee pursuant to any severance or retirement plans or policies thereof, other than, in each case, customary annual increases in salary in the ordinary course of business consistent with past practices;

          11. any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of any Strategix Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of any Strategix Company or any Subsidiary;

          12. any capital expenditures, or commitment for capital expenditures, including additions or improvements to property, plant and equipment relating to the Strategix Business which exceed $10,000 individually; or

          13. any material acceleration or delay of the collection of accounts or notes receivable or the payment of accounts or notes payable of the Strategix Business.

     SECTION J.. No Undisclosed Material Liabilities. There are no liabilities relating to the Strategix Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          1. liabilities provided for in the Balance Sheet or disclosed in the notes thereto other than trade accounts payable incurred in the ordinary course of business consistent with past practices, obligations to employees incurred in the ordinary course of business consistent with past practices and other obligations incurred in the ordinary course of business consistent with past practices, in each case incurred after the Balance Sheet Date;

          2. liabilities disclosed on the Strategix Disclosure Memorandum; and

          3. other undisclosed liabilities which, individually or in the aggregate, are not material to the Strategix Business, taken as a whole.

     SECTION K.. Intercompany Accounts. Section 3.11 of the Strategix Disclosure Memorandum sets forth the amount of intercompany balance as of the Balance Sheet Date between Seller and its Affiliates, on the one hand, and the Strategix Companies and the Subsidiaries, on the other hand. Since the Balance Sheet Date there has not been any accrual of liability by any Strategix Company or any Subsidiary to Seller or any of its Affiliates or other transaction between any Strategix Company or any Subsidiary and Seller and any of its Affiliates, except in the ordinary course of business of the Strategix Companies and the Subsidiaries consistent with past practice, and thereafter, as provided in
Section 3.11 of the Strategix Disclosure Memorandum.

     SECTION L.. Material Contracts. 1. Except as disclosed in Section 3.12 of the Strategix Disclosure Memorandum, none of the Strategix Companies or any Subsidiary (or, to the extent involving any of the Strategix Companies, the Subsidiaries, the Strategix Assets or the Strategix Liabilities, the Seller or its Affiliates) is a party to or bound by:

          a. any lease (whether of real or personal property) providing for annual rentals in excess of $50,000; provided that the parties understand that such list is complete with respect to leases providing for annual rentals in excess of $250,000 and substantially complete with respect to all other leases, and that Seller shall update promptly such list after the date hereof to correct any inadvertent omissions;

          b. any agreement pursuant to which the Strategix Companies or the Subsidiaries are committed to purchase materials, supplies, goods, services, equipment or other assets providing for either annual or aggregate payments by the Strategix Companies and the Subsidiaries of $250,000 or more;

          c. any partnership, joint venture or other similar agreement or arrangement with one or more third parties;

          d. any agreement pursuant to which any business was acquired or disposed of (whether by merger, sale of stock, sale of assets or otherwise) after January 1, 1995 other than agreements previously made available to Buyer (and with respect to which a list of the relevant acquisitions or dispositions is set forth on Section 3.12 of the Strategix Disclosure Memorandum);

          e. any agreement relating to Indebtedness, except any such agreement relating to Indebtedness with an aggregate outstanding principal amount not exceeding $100,000;

          f. any license, franchise or similar agreement;

          g. any agreement that limits the freedom of any Strategix Company or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of any Strategix Company or any Subsidiary after the Closing Date other than the license or franchise agreements identified pursuant to clause (vi) above and except certain agreements pursuant to which the Strategix Companies or the Subsidiaries serve as subcontractor ("Subcontractor Agreements"), which agreements may limit the Strategix Companies or the Subsidiaries from soliciting the applicable contractor's clients;

          h. any agreement that limits in any material way the freedom of Seller or any Affiliate to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Strategix Asset or which would so limit the freedom of Buyer or its Affiliates after the Closing Date;

          i. any agreement with (1) Seller or any of its Affiliates, (2) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Seller or any of its Affiliates, (3) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Seller or any of its Affiliates or (4) any director or officer of Seller or any of its Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer;

          j. any material agreement between a Strategix Company or any Subsidiary and any director, officer or employee of any Strategix Company or any Subsidiary or Seller or any of its Affiliates or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director, officer or employee (other than as set forth in Section 3.24(e) of the Strategix Disclosure Memorandum and other than agreements that are excluded from the definition of "Benefit Arrangement" by the proviso thereto); or

          k. any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Strategix Companies and the Subsidiaries, taken as a whole; it being understood that this clause (xi) shall not require the disclosure of any agreement, commitment or plan which, in the absence of a "materiality" qualifier or threshold applicable thereto, would have been required to be disclosed pursuant to clauses (i) through (x) hereof.

     2. Except as set forth in Section 3.12(b) of the Strategix Disclosure Memorandum, each agreement, contract, plan, lease, arrangement or commitment disclosed in any Section of the Strategix Disclosure Memorandum or required to be disclosed pursuant to this Section is a valid and binding agreement of Seller or an Affiliate of Seller, a Strategix Company or a Subsidiary, as the case may be, and is in full force and effect, and none of Seller, any Strategix Company, any Subsidiary or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default that would be material thereunder. True and complete copies of each such agreement, contract, plan, lease, arrangement or commitment have been made available to Buyer.

     SECTION M.. Litigation. Except as set forth in Section 3.13 of the Strategix Disclosure Memorandum, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller, threatened against or affecting, Seller or its Affiliates (to the extent involving the Strategix Business), any Strategix Company or any Subsidiary or any of their respective properties or any Strategix Asset or otherwise affecting the Strategix Business before any court or arbitrator or any governmental body, agency or official a. which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a Material Adverse Effect, b. involves damages in excess of $500,000, c. which seeks injunctive relief or d. which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION N..  Compliance with Laws and Court Orders.  Except as set forth in
Section 3.13 of the Strategix Disclosure Memorandum, none of the Strategix Companies or any Subsidiary (or, to the extent involving the Strategix Business, Seller or its Affiliates) is in violation of, and has not since January 1, 1997 violated, and to the knowledge of Seller is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION O.. Properties. 1. Other than with respect to the Intellectual Property Rights addressed in Section 3.16 and as set forth on Section 3.12(b) of the Strategix Disclosure Memorandum, the Strategix Companies and the Subsidiaries (and, with respect to the Strategix Assets, Seller or one of its wholly-owned subsidiaries) have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or as described in the Form S-1 (except with respect to the Health Care Business) as part of the business of the Strategix Companies or the Subsidiaries or acquired after the Balance Sheet Date, except for obsolete assets disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such property or assets is subject to any Lien, except a. Liens disclosed on the Balance Sheet; b. Liens for taxes not yet due or being contested in good faith (Liens referred to in clauses (i) and (ii) are, collectively, the "Permitted Liens"); c. Liens in favor of NationsBank, N.A. in connection with the NationsBank Credit Facility, which Liens will be unconditionally released in full on or prior to the Closing and d. Liens in favor of Fleet National Bank in connection with the Fleet Credit Facility.

     2. There are no developments affecting any such property or assets pending or, to the Knowledge of Seller threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets.

     3. To the Knowledge of Seller, there does not exist under any lease of real property any default or any event which with notice or lapse of time or both would constitute a default and no information has come to Seller's attention which would cause it to believe that any such lease is not in good standing or is not valid, binding or enforceable in accordance with its terms.

     4. Except for certain systems, licenses and managerial support provided by Seller from its Jacksonville headquarters (which Seller has agreed to make available to Buyer following the closing pursuant to Section 7.05 hereof) and the Joint Leases, the property and assets owned or leased by the Strategix Companies and any Subsidiary, together with the Strategix Assets, constitute all of the property and assets used or held for use in connection with the Strategix Business and are adequate to conduct the Strategix Business as currently conducted.

     SECTION P.. Intellectual Property. 1. Section 3.16 of the Strategix Disclosure Memorandum contains a list of all material Intellectual Property Rights owned or licensed and used or held for use (x) by any Strategix Company or any Subsidiary or (y) in connection with the Strategix Business, by Seller or any of its Affiliates ("Company Intellectual Property Rights"), specifying as to each, as applicable: a. the nature of such Intellectual Property Right, b. the owner of such Intellectual Property Right, and c. with respect to federal Intellectual Property Rights, the registration or application numbers relating to such Intellectual Property Rights.

     2. Section 3.16 of the Strategix Disclosure Memorandum sets forth a list of all material licenses, sublicenses and other agreements (other than franchise agreements identified pursuant to Section 3.12(a)(vi) hereof) to which any Strategix Company, any Subsidiary, Seller or any Affiliate thereof is a party and pursuant to which any Person is authorized to use any Company Intellectual Property Right, including a. the identity of all parties thereto, b. a description of the nature and subject matter thereof, c. the applicable royalty and d. the term thereof.

     3. a.  Except  as set forth in  Section  3.16 of the  Strategix  Disclosure
Memorandum, since February 1, 1997, none of Seller, its Affiliates, any Strategix Company or any Subsidiary has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has Knowledge of, any alleged claim of infringement of any Intellectual Property Right or any claim that the use of any Company Intellectual Property infringes any right of any other Person, and Seller has no Knowledge of any other such infringement by any Strategix Company or any Subsidiary and b. Seller has no outstanding claim or suit for, and has no Knowledge of, any continuing infringement by any other Person of any Company Intellectual Property Rights. No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by any Strategix Company or any Subsidiary or restricting the licensing thereof by any Strategix Company or any Subsidiary to any Person. Neither any Strategix Company nor any Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right other than in connection with any client contracts or franchise or licensing agreements.

     SECTION Q.. Insurance Coverage. Seller has furnished to Buyer a list of, and made available true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Strategix Companies, the Subsidiaries and to the Strategix Assets. Except as set forth on Section 3.17 of the Strategix Disclosure Memorandum, to the Knowledge of Seller, there is no material claim by Seller, any Strategix Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Seller, the Strategix Companies and the Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Strategix Companies and the Subsidiaries. Seller does not know of any threatened termination of, material premium increase (other than in the ordinary course of business) with respect to, or material alteration of coverage under, any of such policies or bonds. The Strategix Companies have adequately reserved on the Balance Sheets in respect of any payments which may be required under any self-insurance policies. All Worker's Compensation Claims incurred prior to the Closing Date (including all incurred but not reported claims) are either fully insured by a third-party insurer which is not an Affiliate of Seller or are self-insured subject to an excess liability insurance policy carried with a third-party insurer which is not an Affiliate of Seller and which covers the full amount of Worker's Compensation Claims in excess of not less than $350,000 per occurrence. To the best of Seller's Knowledge, since January 1, 1997 the Seller has had in place insurance policies and bonds with respect to the Strategix Business appropriate and customary for such business.

     SECTION R.. Licenses and Permits. Section 3.18 of the Strategix Disclosure Memorandum correctly describes each license, permit, certificate, approval or other similar authorization (or where appropriate, the category into which a group of such licenses, permits, certificates, approvals or other similar authorizations fall) material to the operation or ownership of the assets or business of the Strategix Business (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth on Section
3.18 of the Strategix Disclosure Memorandum, a. the Permits are valid and in full force and effect, b. neither any Strategix Company nor any Subsidiary (nor, with respect to the Strategix Assets and the Strategix Liabilities, the Seller) is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and c. none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

     SECTION S.. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Strategix Companies, the Subsidiaries and the Strategix Assets as of the Closing Date will be, valid, genuine and collectible in the aggregate amount thereof in the ordinary course of business, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to such business of the Strategix Companies, the Subsidiaries and the Strategix Assets as of the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the Business as of the Closing Date will be included in the Closing Balance Sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

     SECTION T.. Accuracy of Information. All of the agreements made available to Buyer in connection with this Agreement are true and complete copies of such agreements. As of the date hereof, the Form S-1 does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     SECTION U.. Investment Banking Fees. Except for Goldman, Sachs & Co., whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, any Strategix Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION V.. Employees. Section 3.22 of the Strategix Disclosure Memorandum sets forth a true and complete list as of a recent date of the names, titles, annual salaries and other compensation of all officers of the Strategix Companies and the Subsidiaries and all other Transferred Employees; provided that such list shall not include the Jacksonville-based employees whose status as employees of Buyer or Seller has not yet been clarified by the parties. None of the officers or other key employees of the Strategix Companies and the
Subsidiaries has indicated to Seller, the Strategix Companies or the Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

     SECTION W.. Labor Matters.  Except as set forth in Section 3.23 and Section
3.13 of the Strategix Disclosure Memorandum, each Strategix Company and each Subsidiary, and with respect to any Transferred Employee or any temporary employees not employed by a Strategix Company or a Subsidiary, the Seller, is in substantial compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice complaint pending or, to the knowledge of Seller, threatened against any Strategix Company or any Subsidiary, and with respect to any Transferred Employee or any temporary employees not employed by a Strategix Company or a Subsidiary, the Seller, before the National Labor Relations Board.

     SECTION X.. Employee Benefit Plans. 1. Section 3.24 of the Strategix Disclosure Memorandum identifies each Employee Plan. Seller has made available to Buyer copies of the Employee Plans (and, if applicable, related trust agreements) maintained by a Strategix Company or a Subsidiary, and all amendments thereto and written interpretations thereof together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and, as applicable, the most recent actuarial valuation report prepared in connection with any Employee Plan. Seller has made available to Buyer copies of all Employee Plans, and all amendments thereto, maintained by Seller or its Affiliates (other than the Strategix Companies and the Subsidiaries) as reasonably requested by Buyer.

     2. To the best of Seller's Knowledge, at no time has any Strategix Company or any Subsidiary (i) sponsored, maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code; (ii) contributed to or been required to contribute to any Multiemployer Plan; or (iii) incurred any withdrawal liability to any Multiemployer Plan. No Strategix Company, nor any Subsidiary or ERISA Affiliate thereof has incurred or could reasonably be expected to incur any material liability under Title IV of ERISA or the minimum funding requirements of Section 412 of the Code (other than for PBGC insurance premiums or plan benefits, in each case payable in the ordinary course).

     3. To the best of Seller's Knowledge, no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA, which transaction has or will cause any Strategix Company or any of the Subsidiaries to incur any liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

     4. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has applied for or received a favorable determination letter from the Internal Revenue Service and Seller has no knowledge of any facts or circumstances that could reasonably be expected to result in the denial or revocation thereof. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code so as not to result in any liability of any Strategix Company or any Subsidiary for a failure to so comply.

     5. Section 3.24 of the Strategix Disclosure Memorandum identifies each Benefit Arrangement. Seller has furnished to Buyer copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities so as not to result in any liability of any Strategix Company or any Subsidiary for a failure to so comply.

     6. Except as set forth in Section 3.24 of the Strategix Disclosure Memorandum, neither any Strategix Company nor any Subsidiary has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of any Strategix Company or any Subsidiary, except those required to avoid excise tax under Section 4980B of the Code.

     7. Except as set forth in Section 3.24 of the Strategix Disclosure Memorandum, all contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the last payroll period ending immediately prior to the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent a. reflected as a liability on the Closing Balance Sheet or b. retained by Seller. Except as set forth in
Section 3.24 of the Strategix Disclosure Memorandum, there has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its Affiliates or any Strategix Company or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense to any Strategix Company, any Subsidiary or Buyer or any of Buyer's Affiliates of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     8.  Except  as set  forth  in  Section  3.24  of the  Strategix  Disclosure
Memorandum, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of any Strategix Company or any Subsidiary or any Transferred Employee that, individually or collectively, could give rise to the payment by any Strategix Company or any Subsidiary or Buyer or any of Buyer's Affiliates of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

     9. There has been no failure of a group health plan (as defined in Section 5000(b)(1) of the Code) maintained by a Strategix Company or any Subsidiary to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)). Neither any Strategix Company nor any of the Subsidiaries has contributed to a nonconforming group health plan (as defined in Section 5000(c)) and no ERISA Affiliate of any Strategix Company or any of its Subsidiaries has incurred a tax under Section 5000(a) which is or could become a liability of any Strategix Company or any of the Subsidiaries.

     10. Except as disclosed in Section 3.24 of the Strategix Disclosure Memorandum, no Transferred Employee will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as the direct and sole result of the transactions contemplated hereby and no Transferred Employee will become entitled to any enhanced severance protections or benefits as a result of the transactions contemplated hereby.

     11. To the extent applicable, Seller and its Affiliates have complied with all requirements under the Workers Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local law, rule or regulation.

     SECTION Y.. Environmental Matters. 1. Except as disclosed on Section 3.25 of the Strategix Disclosure Memorandum,

          a. no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to the Knowledge of Seller, threatened by any governmental entity or other Person with respect to any matters relating to any Strategix Company, any Subsidiary or the Strategix Assets or the Strategix Liabilities and relating to or arising out of any Environmental Law;

          b. each of the Strategix Companies and the Subsidiaries and, with respect to the Strategix Assets and the Strategix Liabilities, the Seller, has been and is in compliance in all material respects with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits required under such laws for the conduct of the Strategix Business; and

          c. there are and have been no conditions at any property owned, operated or otherwise used by the Strategix Companies or the Subsidiaries or, with respect to the Strategix Assets and the Strategix Liabilities, the Seller, now or in the past, that would reasonably be expected to give rise to any liability of the Strategix Companies or the Subsidiaries or, with respect to the Strategix Assets and the Strategix Liabilities, the Seller, under any Environmental Law.

     2. There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Seller has Knowledge in relation to the Strategix Assets or the Strategix Liabilities or the current or prior business of any Strategix Company or any Subsidiary or any property or facility now or previously owned, leased or operated by any Strategix Company or any Subsidiary which has not been delivered to Buyer at least ten days prior to the date hereof.

     SECTION Z.. Worker's Compensation Claims. Seller has made available to Buyer a true, correct and complete list of all claims or pending claims for workers' compensation submitted or expected to be submitted by any employee of any Strategix Company or any Subsidiary with respect to services performed on behalf of such Strategix Company or Subsidiary determined by Seller based on information provided by its third party administrators (the "Worker's Compensation Claims").

     SECTION AA.. Year 2000 Compliance. PricewaterhouseCoopers LLP has provided Seller with a draft assessment (the "Draft Assessment") of the computer hardware and software of Seller and its Affiliates as they relate to being Year 2000 Compliant. Seller has provided to Buyer a true and complete copy of the sections of the Draft Assessment relating to the Strategix Companies and the Subsidiaries. Based on the Draft Assessment, Seller has developed a plan for the computer hardware and software of the Strategix Companies and the Subsidiaries to be Year 2000 Compliant by December 31, 1998, and Seller estimates that the aggregate cost of implementing this plan above and beyond what has already been incurred and what Seller estimates that it would otherwise incur in the ordinary course of business will not exceed $500,000, it being understood that this is only Seller's good faith estimate and is not intended to be a basis for liability or indemnification hereunder absent a material misrepresentation. As promptly as reasonably practicable after the date of this Agreement, Seller will review the Draft Assessment with its audit committee so that
PricewaterhouseCoopers LLP can finalize the Draft Assessment. Seller will provide a true and complete copy of the sections of the final assessment relating to the Strategix Companies and the Subsidiaries to Buyer as promptly as reasonably practicable after the date of this Agreement (and in any event prior to September 20, 1998). For purposes of this Agreement, an item of computer hardware or software will be considered "Year 2000 Compliant" if it is able accurately to process (including without limitation calculate, compare and sequence) date and time data from, into and between the years 1999 and 2000 and any other years in the 20th and 21st centuries.

     SECTION BB..  Compliance  with  Franchise  Laws.  Except as  disclosed  in,
Section 3.28 of the Strategix Disclosure Memorandum, Seller and its Affiliates and the Strategix Companies and the Subsidiaries have complied and are in compliance with all applicable laws in connection with their franchised offices, including, without limitation, all applicable state, federal and local laws relating to franchising and licensing except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION CC.. [Intentionally Omitted].

     SECTION DD.. Earnouts. Section 3.30 of the Strategix Disclosure Memorandum sets forth a. each agreement containing an earnout or similar provision or otherwise providing for a contingent payment by or to any Strategix Company or any Subsidiary in respect of the Strategix Business or otherwise included in the Strategix Liabilities that has not been satisfied in full as of the date hereof (the "Earnout Agreements") and b. a schedule of the amounts that Seller currently estimates will come due under the Earnout Agreements. There is no claim or dispute or, to the Knowledge of Seller, any basis for any such claim or dispute, under any Earnout Agreement. All payments under each Earnout Agreement have been paid when due in accordance with the terms of such Earnout Agreement. The Schedule referred to in clause (ii) hereof was prepared using the Seller's good faith estimates with respect to the Earnout Agreements and is not intended to be a basis for liability or indemnification hereunder absent a material misrepresentation.

                                   ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF RANDSTAD AND BUYER

     Randstad and Buyer represent and warrant to Seller as of the date hereof and as of the Closing Date that:

     SECTION A.. Existence and Power. Randstad is a corporation duly incorporated and validly existing under the laws of The Netherlands, and Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. Each such Person has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     SECTION B.. Authorization. The execution, delivery and performance by Randstad and Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the powers of each of Randstad and Buyer and have been duly authorized by all necessary action on the part of each of Randstad and Buyer. This Agreement constitutes a valid and binding agreement of Randstad and Buyer.

     SECTION C.. Governmental Authorization. The execution, delivery and performance by Randstad and Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with the applicable requirements of the HSR Act and (ii) any other requirements the obtaining or filing of which will not affect in any material way the consummation of the transaction contemplated hereby.

     SECTION D.. Noncontravention. The execution, delivery and performance by Randstad and Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the articles of association of Randstad or the partnership agreement of Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree.

     SECTION E.. Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     SECTION F.. Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION G.. Finders' Fees. Except for J.P. Morgan Securities, Inc., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION H.. Buyer Financing. On or prior to Closing, Buyer will have sufficient funds or have in place capital commitments to provide sufficient funds to purchase the Shares and the Strategix Assets and Strategix Liabilities on the terms and conditions contained in this Agreement. From time to time at Seller's request Buyer will update Seller as to the status of its financing.

                                   ARTICLE V.

                               COVENANTS OF SELLER

     Seller agrees that:

     SECTION  A..  Conduct of the  Strategix  Companies.  Except as set forth in
Section 5.01 of the Strategix Disclosure Memorandum, from the date hereof until the Closing Date, Seller shall cause the Strategix Companies and the
Subsidiaries (and to the extent it or they own Strategix Assets or Strategix Liabilities, shall or shall cause each of its Affiliates) to conduct the Strategix Business in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organizations and material relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as expressly required by this Agreement and except with the prior written consent of Buyer (it being understood that Buyer shall consider in good faith whether to grant consent with respect to any matter based on the benefits to the Strategix Business), from the date hereof until the Closing Date, Seller with respect to the Strategix Business will not and will not permit any Affiliate or any Strategix Company or any Subsidiary to:

          1. adopt or propose any change in its certificate of incorporation or bylaws;

          2. issue or agree to issue any additional shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of its capital stock or issue any options, warrants or other rights to acquire any shares of its capital stock;

          3. declare, set aside, make or pay any dividend or other distribution payable with respect to any of its capital stock;

          4. merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

          5. sell, lease, license or otherwise dispose of any assets or property except a. pursuant to existing contracts or commitments and b. in the ordinary course consistent with past practice; or

          6. incur, assume or guarantee any Indebtedness in excess of $100,000 in the aggregate other than as described in Section 3.09(d) and other than borrowings in the ordinary course under the Fleet Credit Facility;

          7. enter into any agreement relating to the acquisition of assets or property in an amount in excess of $10,000 individually;

          8. (i) cancel any debts or waive any claims or rights, except in the ordinary course of business consistent with past practice, or (ii) make any loans or advances to any Person other than as described in Section 3.09(f);

          9. accelerate or delay the collection of accounts or notes receivable or the payment of accounts or notes payable or otherwise operate the Strategix Business in a manner that would artificially affect the computation of any adjustments pursuant to Section 2.04;

          10. enter into any agreement with any of Seller or its respective Affiliates;

          11. except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices, methods or principles used by it; or

          12. agree or commit to do any of the foregoing.

Seller will not, and will not permit any Affiliate or any Strategix Company or any Subsidiary to, (i) take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     SECTION B.. Access to Information; Confidentiality. 1. From the date hereof until the Closing Date, Seller will a. give, and will cause its Affiliates and each Strategix Company and each Subsidiary to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access, upon reasonable notice and during normal business hours, to the offices, properties, books and records of the Strategix Companies and the Subsidiaries and to the books and records of Seller relating to the Strategix Companies, the Subsidiaries, and the Strategix Assets and the Strategix Liabilities, b. furnish, and will cause each Strategix Company and each Subsidiary to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to any Strategix Company, any Subsidiary, any Strategix Asset or any Strategix Liabilities as such Persons may reasonably request and c. instruct the employees, counsel and financial advisors of Seller, each Strategix Company and each Subsidiary to cooperate with Buyer in its investigation of the Strategix Companies, the Subsidiaries, the Strategix Assets and the Strategix Liabilities. Buyer shall not, and shall cause its counsel, financial advisors, auditors and other authorized representatives not to, interfere in any material respect with the conduct of the business of the Strategix Companies and the Subsidiaries and shall coordinate its review of the Strategix Companies, the Subsidiaries, the Strategix Assets and the Strategix Liabilities through Derek E. Dewan, Michael
D. Abney, Marc M. Mayo and Robert P. Crouch. Except as provided in the next sentence, no investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder. Each of Buyer and Seller will cooperate in good faith to advise the other party promptly if it learns of any material breach of any representation or warranty of either party set forth in this Agreement; it being understood that if any of Erik Vonk, Shawn Poole, Jesse
P. Schaudies, Jr. or Daryl Evans, with respect to Buyer, and any of Derek E. Dewan, Michael D. Abney, Marc M. Mayo or Robert P. Crouch, with respect to Seller, have actual knowledge of breach of any representation or warranty by the other party and Buyer or Seller, as the case may be, deliberately fails to notify the other party of that breach, then that party will not be entitled to indemnification for such breach of representation or warranty pursuant to
Article 11 hereof.

     2. After the Closing, Seller and its Affiliates will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Strategix Companies, the Subsidiaries and the Strategix Assets, except to the extent that such information can be shown to have been a. in the public domain through no fault of Seller or its Affiliates or b. later lawfully acquired by Seller from sources other than those related to its prior ownership of the Strategix Companies, the Subsidiaries and the Strategix Assets.

     3. On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access, during normal business hours and upon reasonable notice, to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Strategix Companies, the Subsidiaries or the Strategix Assets; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller or its Affiliates.

     SECTION C.. Notices of Certain Events. Seller shall promptly notify Buyer of:

          1. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          2.  any  notice  or  other  communication  from  any  governmental  or
     regulatory   agency  or  authority  in  connection  with  the  transactions contemplated by this Agreement; and

          3. any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting any Strategix Company, any Subsidiary, the Strategix Assets or the Strategix Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 3.13 or that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION D.. Resignations. Seller will deliver to Buyer the resignations of all officers and directors of each Strategix Company and each Subsidiary who are not Transferred Employees who will be officers, directors or employees of Buyer or any of its Affiliates after the Closing Date from their positions with any Strategix Company or any Subsidiary at or prior to the Closing Date.

     SECTION E.. Competitive Relationships. 1. For a period of the three full years from the Closing Date, (i) Buyer agrees that, to the extent it cannot or elects not to provide the "high-end" services provided by Seller or its Affiliates, and to the extent consistent with its client needs, it will view Seller as its preferred contractor with respect to the provision of such services to its clients which desire such services and (ii) Seller agrees that, to the extent it cannot or elects not to provide office clerical or light industrial staffing services, and to the extent consistent with its client needs, it will view Buyer as its preferred contractor with respect to the provision of such services to clients which desire such services. The parties expect that they will be able to prepare joint responses to client requests for proposals and that they will be able to leverage each other's strength and expertise aggressively to develop their respective businesses.

     2. a. For a period of three full years from the Closing Date, neither Seller nor any of its Affiliates (excluding, for purposes hereof, any officers, directors or employees) shall engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that competes anywhere in the United States with the office clerical and light industrial staffing business of the Strategix Companies and the Subsidiaries as it exists on the Closing Date (the "Competitive Business"); provided that nothing herein shall prohibit (A) Seller from engaging in the Competitive Business so long as Seller does not derive more than 10% of its total annual revenues from such business, (B) the conduct by Seller of any business other than the Competitive Business (including but not limited to any business currently being performed by Seller's professional and information technology divisions), (C) the solicitation of any and all customers of the Strategix Companies and the Subsidiaries for the provision of any and all services other than Competitive Business services, or (D) the acquisition by Seller or its Affiliates (excluding, for purposes hereof, any officers, directors or employees) of any Person whose revenues from the provision of Competitive Business services do not exceed 30% of such Person's total annual revenues; provided that (x) if, following such acquisition, the total amount of revenues derived by Seller from Competitive Business services increases to more than 10% of Seller's total annual revenues, Buyer shall have the right as promptly as reasonably practicable to acquire all of such Competitive Business so acquired on terms not less favorable than the terms on which Seller or its Affiliates could sell such business to a bona fide third party and (y) if, following such acquisition, the total amount of revenues derived by Seller from Competitive Business services is 10% or less of Seller's total annual revenues, Seller has the right to retain such business, but if in the future Seller or its Affiliates elect at any time to sell or otherwise dispose of all or any portion of such business alone or as part of a larger transaction, Buyer shall have the right to acquire all of such business so acquired on terms not less favorable than the terms on which Seller or its Affiliates could sell such business to a bona fide third party.

          b. For a period of one full year from the Closing Date, neither Seller nor any of its Affiliates shall hire, solicit or induce any Transferred Employee to become an employee of Seller or any of its Affiliates; provided that this clause (ii) shall not apply to any Transferred Employee no longer employed by Buyer or any of its Affiliates.

          c. Nothing contained herein shall prohibit Seller from selling its remaining businesses to any Person which may compete with the Competitive Business.

     3. If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

     SECTION F.. Payments Relating to Strategix Assets. From and after the Closing Date, Seller will promptly pay to Buyer (or a designee of Buyer) when received all monies received by Seller under any Strategix Asset or any claim or right or any benefit arising thereunder.

     SECTION G.. Change of Seller Name. Other than pursuant to Section 7.08 of this Agreement, after the Closing Date, Seller and its Affiliates will not make any use of the names listed on Section 5.07 of the Strategix Disclosure Memorandum without the prior written consent of Buyer.

     SECTION H.. Seller Convertible Notes. Seller acknowledges and agrees that Seller and its Affiliates have, and after the consummation of the transactions contemplated hereby will continue to have, full responsibility for all obligations for, or arising out of or in connection with, the 7% Convertible Senior Notes Due 2002 in the original aggregate principal amount of $86,250,000 (the "Convertible Notes") issued by Career Horizons, Inc., a Delaware corporation that is (and after the consummation of the transactions contemplated hereby will continue to be) a wholly-owned subsidiary of Seller ("Career Horizons"), such Convertible Notes having been issued under that certain Indenture dated as of October 19, 1995, as amended by that certain First Supplemental Indenture dated as of October 19, 1995, by that certain Second Supplemental Indenture dated as of November 13, 1996, and by that certain Third Supplemental Indenture dated as of November 14, 1996 (as so amended, the "Indenture") between Career Horizons and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee"). Seller acknowledges and affirms that it has unconditionally guaranteed repayment of the Convertible Notes and that the conversion rights granted to the holders of the Convertible Notes pursuant to the Indenture relate solely to the right to convert into common stock of Seller. Seller agrees that, on or before September 3, 1998, it will exercise its rights under the Indenture to call the Convertible Notes for redemption in full on the first date on which such redemption call is permitted, namely, November 1, 1998. The notice of redemption will be irrevocable and unconditional. On or prior to the Closing Date and until the Convertible Notes have been either (x) fully redeemed at the principal amount thereof (together with any premium and accrued interest required under the Indenture) or (y) fully converted into common stock of Seller pursuant to the terms of the Indenture, Seller will either: (i) arrange for the issuance of an irrevocable letter of credit satisfactory in form and substance to Buyer issued by NationsBank N.A. (or another money center bank of comparable credit quality) in favor of the Trustee with a face amount not less than the aggregate amount (the "Applicable Amount") necessary to pay the Convertible Notes in full (including all premiums and accrued interest due thereunder) in accordance with the terms of the Indenture, (ii) deposit with the Trustee the Applicable Amount into a segregated account that is pledged to the holders of the Convertible Notes pursuant to arrangements satisfactory in form and substance to Buyer, or (iii) enter into other comparable arrangements satisfactory in form and substance to Buyer.

     SECTION I.. Subcontractor Agreements. As promptly as practicable after the date hereof, Seller shall make inquiry of its branch offices (or the regional or area managers for such offices) or shall make other reasonable efforts to obtain, and shall provide to Buyer copies of, any Subcontractor Agreements containing provisions which limit any of the Strategix Companies or any of the Subsidiaries from doing business with certain Persons in Tennessee or Georgia.

                                   ARTICLE VI.

                               COVENANTS OF BUYER

     Buyer agrees that:

     SECTION A.. Confidentiality.  All information provided to Buyer pursuant to
Section 5.02 hereof shall be held by Buyer prior to Closing in accordance with and subject to the terms of the Confidentiality Agreement dated as of July 21, 1998 between Strategix Solutions, Inc. and Randstad Staffing Services, L.P. (the "Confidentiality Agreement").

     SECTION B.. Access. Buyer will cause each Strategix Company and each Subsidiary, on and after the Closing Date, to afford promptly to Seller and its agents reasonable access, upon reasonable notice and during normal business hours, to their properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Seller shall not interfere in any material respect with the conduct of the business of Buyer. Seller will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning each Strategix Company or any Subsidiary provided to it pursuant to this Section.

                                  ARTICLE VII.

                          COVENANTS OF BUYER AND SELLER

     Buyer and Seller agree that:

     SECTION A.. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and Seller will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree, and Seller, prior to the Closing, and Buyer, after the Closing, agree to cause each Strategix Company and each Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer (or if so requested by Buyer pursuant to Section 2.01, any designee of Buyer) good and marketable title to the Strategix Assets.

     SECTION B.. Certain Filings. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION C.. Public Announcements. The parties will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the consent of each other party hereto, except as may be required by applicable law or any listing agreement with any national securities exchange, in which event the parties shall consult with one another prior to making any such required press release or public statement.

     SECTION D.. Intercompany Accounts. All intercompany account balances as of the Closing between Seller or its Affiliates, on the one hand, and any Strategix Company or any Subsidiary, on the other hand, shall be paid in cash or cancelled as of the Closing Date.

     SECTION E.. Transition Services. If Buyer or Seller requires administrative services from the other party hereto for the conduct of its business during the twelve month period following the Closing (the "Transition Period"), such other party agrees to provide such services. Financial services, accounts payable, purchasing, facilities management, payroll processing and billing services, including credit and collections, cash applications and help desk support, shall be provided at a cost equal to 1.5% of billed revenue of the branches receiving such services. Administrative services (other than services described in the immediately preceding sentence and other than, with respect to Buyer, services provided pursuant to the Employee and Systems Support Services Agreement) will be provided at a per hour cost equal to (i) the annual base compensation of the employee providing such services divided by 2,080 (the "Hourly Rate") plus (ii) 20% of the Hourly Rate; provided that neither party shall charge for the services of its executive officers. For purposes of this Section, "administrative services" means financial, treasury, accounting, tax, audit, management information services and other related services; and other similar administrative services currently provided to any of the Strategix Companies or any of the Subsidiaries by Seller or its Affiliates, in the case of Buyer, or provided by the Strategix Companies or any of the Subsidiaries, to Seller or its Affiliates, in the case of Seller. Notwithstanding the foregoing, in no event shall either party be required to provide professional services or advice to the other party without the party receiving such professional services or advice providing indemnification for any liability, loss, cost or expense incurred by the party providing such service other than the providing party's gross negligence, willful misconduct or illegal acts.

     SECTION F.. Joint Contracts. 1. Set forth in Section 7.06 of the Strategix Disclosure Memorandum is a list of the top twenty arrangements (by revenues) as of December 31, 1997 and each other significant arrangement pursuant to which the counterparty thereto receives both the services currently provided by the Strategix Companies or the Subsidiaries and the "high-end" services provided by Seller or its Affiliates other than the Strategix Companies or the Subsidiaries (the "Joint Contracts"). Section 7.06 of the Strategix Disclosure Memorandum also sets forth revenues allocable to the Strategix Business under each of the top twenty Joint Contracts.

     2. From and after the Closing, Seller and Buyer agree to use their reasonable best efforts to service any Joint Contracts with the intent to preserve each party's relationship with the third party to such Joint Contracts, and, to the extent possible (and unless otherwise agreed by Seller and Buyer), to negotiate with such third party to separate the burden and the benefit of the Joint Contract such that Seller (or one of its Affiliates) provides non-Strategix Business services and receives payment therefor under one contract with such third party and Buyer (or one of its Affiliates) provides the Strategix Business services and receives payment therefor under a second contract with such third party.

     3. From and after the Closing, (i) Seller will promptly pay or cause to be paid to Buyer when received all monies received by Seller or its Affiliates pursuant to any Joint Contract to the extent that such monies relate to services provided by the Strategix Companies or the Subsidiaries or otherwise relate to the Strategix Business and (ii) Buyer will promptly pay, or cause to be paid, to Seller when received all monies received by Buyer or its Affiliates pursuant to any Joint Contract to the extent that such monies relate to the services provided by the Seller or its Affiliates other than through the Strategix Companies or the Subsidiaries or otherwise through the Strategix Business.

     4. From and after the date of this Agreement until the Closing Date, unless Buyer shall have agreed in advance in writing, Seller will not, and will cause the Strategix Companies and the Subsidiaries not to, enter into any Joint Contract, and will use its reasonable best efforts to cause any third party which might have entered into a joint contract to enter into a. a contract with Seller (or one of its Affiliates) for the provision of non-Strategix Business services and b. a contract with a Strategix Company or any Subsidiary for the provision of Strategix Business services.

     SECTION G.. Joint Leases. 1. Set forth in Section 7.07 of the Strategix Disclosure Memorandum is a list of the leases as of December 31, 1997 pursuant to which the landlord currently rents premises that are used by both the Strategix Companies or the Subsidiaries and by Seller or its Affiliates other than the Strategix Companies or the Subsidiaries. Such leases and any other shared leases shall be collectively referred to as the "Joint Leases."

     2. From and after the Closing, Seller and Buyer agree to use their reasonable best efforts to service any Joint Lease with the intent to preserve each party's relationship with the landlord to such Joint Lease, and, to the extent possible (and unless otherwise agreed by Seller and Buyer), to negotiate with such landlord to separate the burden and the benefit of the Joint Leases such that Seller (or one of its Affiliates) pays for such portion of the premises covered by such lease where non-Strategix Business services are provided and Buyer (or one of its Affiliates) pays for such portion of the premises covered by such lease where Strategix Business services are provided.

     3. Pending the separation of the Joint Leases as contemplated by Section 7.07(b), Seller or its Affiliates (if such entity is the named lessee on the Joint Lease) or one of the Strategix Companies or a Subsidiary (if such entity is the named lessee) will enter into mutually satisfactory arrangements to sublease (or otherwise make available to the other party) the space currently used by that other party at a cost and on terms as equivalent as reasonably possible to the current cost and terms of the Joint Lease to that other party.

     4. From and after the date of this Agreement until the Closing Date unless Buyer shall have agreed in advance in writing, Seller will not, and will cause the Strategix Companies and the Subsidiaries not to, enter into any Joint Lease.

     SECTION H.. Seller Use of Certain Trademarks. Buyer and Seller agree that Seller shall have the non-exclusive right to use the names and marks "AccuStaff" and "AccuStaff Incorporated" and certain building-related logos and other paraphernalia related thereto (collectively, the "AccuStaff Marks") in each case solely in connection with the signage of Seller's headquarters office building located at One Independent Drive, Jacksonville, Florida and in a manner consistent with its current use of such marks in connection therewith during the period from the Closing Date until the earlier of (i) the date on which the signage containing the "AccuStaff" name shall have been removed from such building, it being understood that Seller shall remove or cause to be removed such signage as promptly as practicable, and (ii) the end of the ninth calendar month thereafter. The right to the use of the AccuStaff Marks granted pursuant to this Agreement may not be transferred or assigned.

     SECTION I.. Earnout Payments. Seller agrees that all payments shown as due in the third quarter of 1998 on the schedule identified in clause (ii) of
Section  3.30 shall  either (i) be paid by Seller on or prior to the  Closing or
(ii) be fully reflected as liabilities on the Closing Balance Sheet.

                                  ARTICLE VIII.

                                   TAX MATTERS

     SECTION A.. Tax Definitions. The following terms, as used herein, have the following meanings:

     "Buyer Indemnitee" means Buyer, any of its Affiliates and, effective upon the Closing, the Strategix Companies and their Subsidiaries.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined Tax" means any income or franchise Tax payable to any state, local or foreign taxing jurisdiction in which any Strategix Company or any Subsidiary has filed or will file a Return with a member of the Seller Group on a consolidated, combined or unitary basis with respect to such Tax.

     "Federal Tax" means any Tax imposed under Subtitle A of the Code.

     "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by Buyer, Seller or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

     "Post-Closing Tax Period" means any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

     "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

     "Section 338(h)(10) Election" is defined in Section 8.03(b).

     "Seller Group" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member, and with respect to Taxes other than Federal Taxes, the consolidated, combined or unitary group of which Seller or any of its Affiliates (other than the Strategix Companies and their Subsidiaries), and any Strategix Company or any Subsidiary, are members.

     "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of any Strategix Company or any Subsidiary for the payment of any amount of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement as a result of which liability of any Strategix Company or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability of any Strategix Company or any Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any express or implied obligation (including, but not limited to, an indemnification obligation).

     "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

     "Tax Sharing Agreements" means all existing Tax sharing agreements or arrangements (whether or not written) binding any Strategix Company or any Subsidiary that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any person's tax liability.

     SECTION B.. Tax Representations. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that, except as set forth in the Balance Sheet (including the notes thereto) or on Section 8.02 of the Strategix Disclosure Memorandum, a. all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of any Strategix Company or any Subsidiary (collectively, the "Returns"), have been filed when due in accordance with all applicable laws; b. as of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of the Strategix Companies, their Subsidiaries and any other information required to be shown therein; c. all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority; d. the charges, accruals and reserves for Separate Company Taxes with respect to the Strategix Companies and their Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Strategix Companies and their Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes; e. all Returns filed with respect to Tax years of the Strategix Companies and their Subsidiaries through the Tax year ended June 30, 1994 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; f. neither any Strategix Company nor any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return (other than such extensions as do not require the consent of the relevant taxing authority) and has not yet filed such Return; g. neither any Strategix Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which any Strategix Company or any Subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; h. there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to any Strategix Company, any Subsidiary or any member of the Seller Group in respect of any Tax or Tax Asset; i. there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between any Strategix Company or any Subsidiary and any Taxing Authority; j. neither any Strategix Company nor any Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property; k. neither any Strategix Company nor any Subsidiary owns any material property subject to a lease that is not a "true" lease for federal income tax purposes; l. neither Seller nor any Strategix Company or any Subsidiary, nor any other person on behalf of any Strategix Company or any Subsidiary, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code; m. there are no liens for Taxes upon the assets of any Strategix Company or any Subsidiary, or any of the Strategix Assets except liens for current Taxes not yet due; n. neither any Strategix Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group other than one of which Seller was the common parent; o. neither any Strategix Company nor any Subsidiary is currently under any contractual obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax"; p. a protective carryover election has been filed in connection with each transaction consummated by any Strategix Company or any Subsidiary prior to January 20, 1994 that constituted a "qualified stock purchase" within the meaning of Section 338 of the Code; q. all information set forth in the notes to the Balance Sheet relating to Tax matters is true and complete in all material respects; r. during the five-year period ending on the date hereof, neither Seller nor any Strategix Company, any Subsidiary or any Affiliate of Seller has made or changed any tax election, changed any annual tax accounting period, or adopted or changed any method of tax accounting (to the extent that any such action may materially affect any Strategix Company or any Subsidiary); s. neither any Strategix Company nor any Subsidiary is a party to any understanding or arrangement described in Section 6111(d)(2) of the Code; t. neither any Strategix Company nor any Subsidiary will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including any income that would be includible in a Post-Closing Period as a result of the installment method or the look-back method (as defined in Section 460(b) of the Code); and u. each Strategix Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and complied with all information reporting and backup withholding requirements.

     SECTION C.. Covenants. 1. Seller agrees to make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction with respect to each Strategix Company and each of their Subsidiaries (the "Section 338(h)(10) Election"), and to file such election in accordance with applicable regulations. The Section 338(h)(10) Election shall properly reflect the price allocation (as hereinafter defined). Prior to the Closing Date, Seller and Buyer shall negotiate in good faith to agree on the allocation and the methodology for such allocation of the modified ADSP (as such term is defined in Treasury Regulations Section 1.338(h)(10)-1) (the "Modified Aggregate Deemed Sales Price") of the assets of the Strategix Companies and their Subsidiaries in accordance with the Treasury regulations promulgated under Section 338(h)(10). If within 90 days after the Closing Date, Buyer and Seller have failed to reach agreement on such allocation, Buyer and Seller agree to retain (at their shared cost and expense) within 15 days independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller (who shall not have any material relationship with Buyer or Seller), who shall conclusively determine such allocation within a reasonable period of time after being retained. Seller and Buyer agree to act in accordance with the price allocation as so determined pursuant to this Section 8.03(a) in the preparation, filing and audit of any Tax return.

     2. Without the prior written consent of Buyer, neither Seller nor any Strategix Company, any Subsidiary or any Affiliate of Seller shall, to the extent it may affect or relate to any Strategix Company or any Subsidiary, make or change any tax election (other than the Section 338(h)(10) Election), change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of materially increasing the Tax liability or reducing any Tax Asset of any Strategix Company, any Subsidiary, Buyer or any Affiliate of Buyer.

     3. Seller will file or cause to be filed when due all Returns relating to any Strategix Company or any of their Subsidiaries required to be filed after the date hereof and on or before the Closing Date in accordance with all applicable laws. As of the time of filing, all such Returns will correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Strategix Companies, the Subsidiaries and any other information required to be shown therein.

     4. Seller shall include the Strategix Companies and their Subsidiaries in its consolidated Federal Tax return and in any Combined Tax Return through the close of business on the Closing Date.

     5. Neither any Strategix Company nor any Subsidiary shall reserve any amount for or make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of Seller.

     6. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer tax and any similar Tax) shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

     SECTION D.. Termination of Existing Tax Sharing Agreements. Any and all existing Tax Sharing Agreements to which any Strategix Company or any Subsidiary is a party with Seller or any of its Affiliates (other than any Strategix Company and its Subsidiaries) shall be terminated as of the date hereof. After the date hereof, neither any Strategix Company nor any Subsidiary shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to any Strategix Company or any Subsidiary for all Pre-Closing Tax Periods.

     SECTION E.. Cooperation on Tax Matters. 1. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Strategix Company and Seller agree a. to retain all books and records with respect to Tax matters pertinent to the Strategix Companies and the Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and b. to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, such Strategix Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

     2. Buyer and Seller further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of any Strategix Company or any Subsidiary or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated hereby).

     SECTION F.. Tax Indemnification. 1. Seller hereby indemnifies each Buyer Indemnitee against and agrees to hold each Buyer Indemnitee harmless from, without duplication, any (v) Tax of any Strategix Company or any Subsidiary or relating to any Strategix Asset described in clause (i) of the definition of Tax related to a Pre-Closing Tax Period, (w) Tax described in clause (ii) or (iii) of the definition of Tax, (x) Tax of any Strategix Company or any Subsidiary or relating to any Strategix Asset incurred as a result of the Section 338(h)(10) Election, (y) Tax of any Strategix Company or any Subsidiary or relating to any Strategix Asset resulting from a breach of the provisions of Section 8.02 or 8.03, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (v), (w), (x), (y) or (z) and any liability as transferee (the sum of (v), (w), (x), (y), and (z) being referred to herein as a "Loss"); provided that Seller shall have no liability for the payment of any Loss to the extent that such Tax is reflected as a liability on the Closing Balance Sheet prepared in accordance with Section 2.03(a) (excluding any provision for deferred income taxes). Seller's liability with respect to any claim for indemnity under this Section 8.06(a) shall be reduced by (or Seller shall be reimbursed on account of) the tax benefit actually realized by the Buyer Indemnitees as a result of the payment of the Loss upon which such Indemnity Claim is based, and shall include any tax detriment actually suffered by the Buyer Indemnitees as a result of the payment of such Loss or the receipt of an indemnity payment in respect thereof, determined so that payment by Seller of such indemnity claim, as adjusted to give effect to any such tax benefit or detriment, will make the Buyer Indemnitees as economically whole as is reasonably practical with respect to the Loss upon which such indemnity claim is based.

     2. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to a Pre-Closing Tax Period shall (x) in the case of any Taxes, other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Strategix Companies and the Subsidiaries. In the case of an interest in an entity that is fiscally transparent for Tax purposes, items shall be deemed to flow through on a daily basis rather than at the close of the entity's Tax year.

     3. Upon payment by any Buyer Indemnitee of any Loss, Seller shall discharge its obligation to indemnify the Buyer Indemnitee against such Loss by paying to Buyer an amount equal to the amount of such Loss; provided, however, that if Buyer provides Seller with written notice of a Loss at least 30 days prior to the date on which the relevant Loss is required to be paid by any Buyer
Indemnitee, Seller shall discharge its obligation to indemnify the Buyer Indemnitee against such Loss by paying an amount equal to the amount of such Loss to the relevant Taxing Authority or Buyer, as directed by Buyer.

     4. Any payment pursuant to this Section 8.06 shall be made not later than 30 days after receipt by Seller of written notice from Buyer in accordance with the proviso in Section 8.06(c) or stating that any Loss has been incurred by a Buyer Indemnitee and the amount thereof and of the indemnity payment requested. The payment by a Buyer Indemnitee of any Loss shall not relieve Seller of its obligation under this Section 8.06.

     5. Buyer agrees to give prompt notice to Seller of any Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Buyer deems to be within the ambit of this Section 8.06 (specifying with reasonable particularity the basis therefor) and will give Seller such information with respect thereto as Seller may reasonably request. Seller may, at its own expense, (i) participate in and, (ii) except in the case of claims that relate to Taxes described in Section 8.06(b), upon notice to Buyer, assume the defense of any such suit, action or proceeding (including any Tax audit); provided that (i) Seller's counsel is reasonably satisfactory to Buyer, (ii) Seller shall thereafter consult with Buyer upon Buyer's reasonable request for such consultation from time to time with respect to such suit, action or proceeding (including any Tax audit) and (iii) Seller shall not, without Buyer's consent (which consent shall not be unreasonably withheld), agree to any settlement with respect to any Tax if such settlement could materially adversely affect the Tax liability with respect to any Post-Closing Tax Period of Buyer, any of its Affiliates or, upon the Closing, any Strategix Company or any Subsidiary. If Seller assumes such defense, (i) Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller and (ii) Seller shall not assert that the Loss, or any portion thereof, with respect to which Buyer seeks indemnification is not within the ambit of this Section 8.06. If Seller elects not to assume such defense, Buyer may pay, compromise or contest the Tax at issue. Seller shall be liable for the fees and expenses of counsel employed by Buyer for any period during which Seller has not assumed the defense thereof. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     6. Seller shall not be liable under this Section 8.06 with respect to any Tax resulting from a claim or demand the defense of which Seller was not offered the opportunity to assume as provided under Section 8.06(e) to the extent Seller's liability under this Section is adversely affected as a result thereof. No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve Seller of any liability under this Section 8.06.

     7. Any claim of any Buyer Indemnitee (other than Buyer) under this Section may be made and enforced by Buyer on behalf of such Buyer Indemnitee.

     SECTION G.. Purchase Price Adjustment and Interest. Any amount paid by Seller under Section 8.06 will be treated by the parties as an adjustment to the Purchase Price unless otherwise required by law. Any payment required to be made by Seller under Section 8.06 that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid.

     SECTION H.. Tax Refunds. Except to the extent (i) shown or reflected as an asset on the Closing Balance Sheet, (ii) in respect of Taxes reflected as a liability on the Closing Balance Sheet, or (iii) in respect of Taxes paid by a Buyer Indemnitee and with respect to which no Buyer Indemnitee has been indemnified by Seller, any Tax refunds relating to a Pre-Closing Tax Period of any Strategix Company or Subsidiary that are actually received by Buyer, any Strategix Company or any Subsidiary shall be for the account of Seller. Buyer shall pay over to Seller any such refund, net of any liability for Taxes attributable to the receipt of such refund, within five business days after receipt thereof by Buyer or the relevant Strategix Company or Subsidiary. All Tax refunds received by Buyer, any Strategix Company or any Subsidiary that are not described in the preceding sentence shall be solely for the account of Buyer.

     SECTION I.. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article 8 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                   ARTICLE IX.

                                EMPLOYEE BENEFITS

     SECTION A.. 401(k) Plans, Profit Sharing Plans, Etc. Prior to the Closing, Seller shall take, and shall cause its Affiliates to take all actions necessary for the transfer to, and assumption by, a Strategix Company designated by Buyer of sponsorship of the AccuStaff Incorporated Employee Savings and Profit Sharing Plan and Trust, the Office Specialists 401(k) Plan and the Office Specialists Flexible Staff 401(k) Plan ("Assumed Buyer Plans") and to provide for the transfer from such Assumed Buyer Plans to a Seller Plan or Seller Plans designated by Seller ("Designated Seller Plan") of all assets and liabilities of such Assumed Buyer Plans relating to any participants therein who are not Transferred Employees ("Non-Transferred Participants"). After the Closing and to the extent necessary to effectuate the foregoing, Buyer shall take, and shall cause its Affiliates to take, all actions necessary for such transfer to the Designated Seller Plan of such assets and liabilities relating to
Non-Transferred Participants. Seller hereby indemnifies each Buyer Indemnitee against, and agrees to hold each Buyer Indemnitee harmless from, any liabilities relating to the Assumed Buyer Plan benefits of Non-Transferred Employees.

     SECTION B.. Employee Stock Awards. Prior to the Closing Date, Seller shall take, or cause to be taken, all actions necessary to provide that with respect to each option (an "Option") to purchase shares of common stock of Seller which has been granted to any Transferred Employee under any plan, agreement or arrangement of Seller, (i) the portion of such Option which is vested and exercisable as of the Closing Date shall remain outstanding and exercisable for the period commencing on the Closing Date and ending on the ninetieth day following the Closing Date and (ii) the portion of such Option which is not exercisable as of the Closing Date shall be canceled effective as of the Closing. Effective as of the Closing Date, Buyer shall adopt a nonqualified deferred compensation plan (the "Stay Bonus Plan") in a form determined by Buyer, providing for the payment of certain bonus amounts to certain Transferred Employees, subject to such Transferred Employees' continued employment with the Strategix Business during specified periods following the Closing Date. The terms of the Stay Bonus Plan, including the Transferred Employees entitled to receive bonuses, the amount of each bonus and the requisite period of employment for each Transferred Employee, shall be established by Buyer. On the Closing Date, Seller shall pay to Buyer, or to such other Person designated by Buyer, $3,600,000 in cash in respect of Buyer's obligations under the Stay Bonus Plan. On or after the Closing Date, Buyer may provide such additional bonuses for Transferred Employees under the Stay Bonus Plan as Buyer may determine. Without in any way limiting Buyer's right to determine the terms and conditions of the Stay Bonus Plan, it is understood that the amounts payable under the Stay Bonus Plan are designed in part to compensate Transferred Employees for the unvested Options canceled as a result of the Closing. Without limiting anything contained in Section 13.08, nothing contained in this Section 9.02 is intended to confer on any Transferred Employee any third party rights or remedies.

     SECTION C.. Non-qualified Deferred Compensation. Effective as of the Closing, Buyer shall assume liability for, and Seller shall transfer to a trust established and designated by Buyer, a cash amount equal to the full amount of the benefit accrued by each Transferred Employee as of the Closing Date under all nonqualified deferred compensation plans sponsored or maintained by Seller or any of its Affiliates (the "Deferred Amount"). Seller shall indemnify each Buyer Indemnitee against, and agrees to hold each Buyer Indemnitee harmless from, any liabilities arising from Seller's failure to transfer the Deferred Amount to such trust. Buyer shall indemnify each member of the Seller Group against, and shall hold each member of the Seller Group harmless from, liability in respect of the Deferred Amount to the extent transferred to such trust and additional credits thereto.

     SECTION D.. Cooperation. Seller and Buyer shall cooperate and shall cause their respective Affiliates to cooperate and shall cause the sharing of all reasonably necessary information, to carry out the agreements set forth in this
Article 9.

     SECTION E.. Certain Employment Arrangements. Prior to the Closing Date, Buyer will negotiate in good faith with Mr. Lawrence E. Derito with respect to his employment with Buyer. Buyer agrees to offer Mr. Derito an employment arrangement providing for base compensation, bonus and insurance coverage substantially equivalent to his current base salary, bonus and insurance arrangements as described in the Form S-1 and with other terms of such employment to be negotiated between Buyer and Mr. Derito. Buyer also agrees to negotiate in good faith with Messrs. Allen J. Gershlak, Stephen A. Maggio and Lawrence S. Bartlett, offering base compensation and incentive compensation terms substantially equivalent to that described in the Form S-1 or severance in an amount equal to one year's base salary and any applicable pro rata incentive bonus. Buyer and Seller agree that, if Buyer fails to reach such an agreement with any of such executives, Buyer will only be responsible for severance for such executive in an amount equal to one year's base salary and a pro rata portion of such executive's bonus in the amounts described in the Form S-1 (plus, in the case of Mr. Derito, insurance coverage equivalent to his current insurance coverage described in the Form S-1).

                                   ARTICLE X.

                              CONDITIONS TO CLOSING

     SECTION A.. Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          1. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          2. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     SECTION B.. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          1. a. Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, b. the representations and warranties of Seller contained in this Agreement and in any certificate delivered by Seller pursuant hereto
     (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a representation or warranty relates to a specific date, in which case such representation or warranty shall be true at and as of such date), and (y) all other such representations and warranties shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a representation or warranty relates to a specific date, in which case such representation or warranty shall be true at and as of such date), with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
     c. Buyer shall have received a certificate signed by the chief executive officer and the chief financial officer of Seller to the foregoing effect.

          2. There shall not be threatened, instituted or pending any action or proceeding by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the purchase of the Shares or the Strategix Assets, a. seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the business or assets of any Strategix Company or any Subsidiary or of Buyer or any of their Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the business or assets of any Strategix Company or any Subsidiary or of Buyer or any of their Affiliates, b. seeking to impose or confirm limitations on the ability of Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Shares or the Strategix Assets, including without limitation, the right to vote any Shares acquired or owned by Seller or any of its Affiliates on all matters properly presented to the stockholders of any Strategix Company or c. seeking to require divestiture by Buyer or any of its Affiliates of any Shares.

          3. Buyer shall have received a. an opinion of LeBoeuf, Lamb, Greene and MacRae, L.L.P., counsel to Seller, dated the Closing Date to the effect specified in Sections 3.01, 3.02, 3.03, 3.04(i) and (ii), 3.05 and 3.07, b.
     an opinion of Marc M. Mayo, Esq., General Counsel of the Seller, to the effect specified in Section 3.04(iii) and (iv), and c. an opinion of Arent, Fox, Kintner, Plotkin & Kahn, PLLC, to the effect that the execution, delivery and performance by Buyer of the Employee and Systems Support Services Agreement and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any New York health care regulatory body, agency or official. In rendering the opinions described in clauses (i) and (ii) hereof, such counsel may rely upon certificates of public officers, and as to matters governed by the laws of jurisdictions other than New York, Florida or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Seller, the Strategix Companies or any Subsidiary, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.

          4. Seller shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

          5. Seller shall have  received  the third party  consents set forth in
     Schedule  10.02(e),   in  each  case  in  form  and  substance   reasonably
     satisfactory to Buyer, and no such consent shall have been revoked.

          6. Buyer shall have received all documents it may reasonably request relating to the existence of Seller, the Strategix Companies and the Subsidiaries and the authority of Seller to enter into and perform this Agreement, all in form and substance reasonably satisfactory to Buyer.

          7. Seller shall have delivered a certification or certifications to the effect that Seller, and each of its Affiliates that transfers Shares or Strategix Assets or Strategix Liabilities that includes a "United States real property interest" within the meaning of Section 897 of the Code, is not a "foreign person" as defined in Section 1445 of the Code.

          8. Seller shall have executed an effective, irrevocable election under
     Section 338(h)(10) of the Code in form and substance satisfactory to Buyer and Seller shall have delivered all documents in connection therewith as Buyer may reasonably request.

          9. Since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION C.. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          1. a. Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, b. the representations and warranties of Buyer contained in this Agreement and in any certificate delivered by Buyer pursuant hereto
     (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a representation or warranty relates to a specific date, in which case such representation or warranty shall be true at and as of such date), and (y) all other such representations and warranties shall be true at and as of the Closing Date, as if made at and as of such date (except to the extent a representation or warranty relates to a specific date, in which case such representation or warranty shall be true at and as of such date), with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
     c. Seller shall have received a certificate signed by the Chairman of Buyer to the foregoing effect.

          2. Seller shall have received a. an opinion of Davis Polk & Wardwell, counsel to Buyer, dated the Closing Date to the effect specified in the first sentence of Section 4.01, Section 4.02, Section 4.03 and Section 4.04 as such Sections relate to the Buyer and b. an opinion of Rein A. Kronenberg, General Counsel of Randstad, to the effect specified in Section 4.01, Section 4.02, Section 4.03 and Section 4.04 as such Sections relate to Randstad. In rendering such opinion, such counsel may rely upon certificates of public officers, and as to matters governed by the laws of jurisdictions other than New York, Delaware or the federal laws of the United States of America, in the case of the opinion provided pursuant to clause (i), or other than The Netherlands, in the case of the opinion provided pursuant to clause (ii), upon opinions of counsel reasonably satisfactory to Seller, and, as to matters of fact, upon certificates of officers of Buyer or Randstad, copies of which opinions and certificates shall be contemporaneously delivered to Seller.

          3. Buyer shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked.

          4. Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer to enter into and perform this Agreement, all in form and substance reasonably satisfactory to Seller.

                                   ARTICLE XI.

                            SURVIVAL; INDEMNIFICATION

     SECTION A.. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until April 30, 2000; provided that the representations and warranties contained in Sections 3.05, 3.06, 3.07(b) and 3.25 and in Article 8 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements contained in this Agreement shall survive a. for the period specified in or with respect to any such covenant or agreement and b. with respect to any covenant or agreement that does not expressly provide that it is to terminate on a specified date, indefinitely.

     SECTION B.. Indemnification. 1. Seller hereby indemnifies Buyer and its Affiliates and, effective at the Closing, without duplication, each Strategix Company and each Subsidiary against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer, any Affiliate of Buyer, any Strategix Company or any Subsidiary arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement (other than pursuant to Article 8); provided that with respect to any claim for Damages for any misrepresentation or breach of warranty (other than a claim for Damages for a misrepresentation or breach of warranty contained in Sections 3.05, 3.06, 3.07(b), 3.21 or 3.25, as to which the limitations set forth in clauses (x), (y) and (z) below shall not apply), (x) Seller shall not be liable under this Section 11.02(a) if the amount of Damages for such claim is less than $50,000 (for purposes hereof, any series of claims arising from the same or substantially related facts or circumstances shall be treated as one claim), (y) Seller shall not be liable under this Section 11.02(a) unless the aggregate amount of Damages with respect to all such claims for breach of such representations and warranties exceeds $8,500,000 and then only to the extent of the aggregate Damages in excess of $8,500,000, and (z) the maximum aggregate liability of Seller for such Damages shall not exceed $127,500,000.

     2. Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement (other than pursuant to Article 8); provided that with respect to any claim for Damages for any misrepresentation or breach of warranty (other than a claim for Damages for a misrepresentation or breach of warranty contained in Section 4.05 or 4.07, as to which the limitations set forth in clauses (x),
(y) and (z) below  shall not apply),  (x) Buyer  shall not be liable  under this
Section 11.02(b) for a claim if the amount of Damages for such claim is less than $50,000 (for purposes hereof, any series of claims arising out of the same or substantially related facts or circumstances shall be treated as one claim),
(y) Buyer shall not be liable under this Section 11.02(b) unless the aggregate amount of Damages with respect to all such claims for breach of such representations and warranties exceeds $8,500,000 and then only to the extent of the aggregate Damages in excess of $8,500,000 and (z) the maximum aggregate liability of Buyer for such Damages shall not exceed $127,500,000.

     3. Notwithstanding anything to the contrary in this Agreement, Seller agrees to indemnify Buyer and each of its Affiliates, including, effective at the Closing, without duplication, each Strategix Company and each Subsidiary, from and against all Damages incurred or suffered by Buyer or any of such Affiliates which relate to or arise out of (i) any assets, liabilities, properties or businesses of Seller or any of Seller's subsidiaries that are not a part of the Strategix Business, including, without limitation, the Health Care Business, (ii) the litigation listed on Schedule 11.02(c) or (iii) any Damages related to or resulting from any earnout or similar payment obligation related to the Strategix Business other than in respect of the Earnout Agreements to which earnout payments identified in Section 3.30 of the Strategix Disclosure Memorandum relate, in each case without regard to whether such Damages relate to events, occurrences or circumstances occurring or existing, or whether such Damages are asserted, before, on or after the Closing Date.

     4. Notwithstanding anything to the contrary in this Agreement, Buyer agrees to indemnify Seller and its Affiliates from and against all Damages incurred or suffered by Seller or any of such Affiliates which relate to or arise out of (i) any failure by Buyer to make payments when due on or after the Closing Date required by the Earnout Agreements or (ii) any breach after the Closing Date by Buyer (or, effective as of the Closing, any Strategix Company or any Subsidiary) of any lease or contractual obligation of a Strategix Company or a Subsidiary or that is a Strategix Asset or Strategix Liability which results in a liability of Seller or its Affiliates under any guaranty of such lease or other contractual obligation by Seller or such Affiliates, but in the case of clause (ii), only to the extent (x) that such Damages relate to events, occurrences or circumstances arising after the Closing Date or (y) of the amount of any liability reflected on the Closing Balance Sheet in respect of such lease or obligation (together with any Damages incurred by Seller as a result of Buyer's failure to satisfy such liability).

     SECTION C.. Procedures. 1. a. Upon any Person entitled to be indemnified under this Article 11 (the "Indemnified Person") becoming aware of a fact, condition or event for which it is entitled to indemnification under this
Article 11, the Indemnified Person will as promptly as reasonably practicable notify the Person from whom indemnification is sought (the "Indemnifying Person") in writing of such fact, condition or event, but in any event within sixty days after such Indemnified Person has actual knowledge of the facts constituting the basis for indemnification; provided that the failure to provide such notice shall not affect the Indemnified Person's right to indemnification hereunder except to the extent that the Indemnifying Person is actually prejudiced thereby. If such fact, condition or event is the assertion of a claim by a third party, the Indemnifying Person will be entitled to participate in or take charge of the defense against such claim; provided that the Indemnifying Person and their counsel shall proceed with diligence and in good faith with respect thereto and provided that if the Indemnifying Person elects to take charge of such defense, the Indemnifying Person's counsel shall be approved by the Indemnified Person, which consent shall not be unreasonably withheld. Notwithstanding the Indemnifying Person's election to assume the defense or investigation of such claim, the Indemnified Person shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Person shall bear the expense of such separate counsel, if (x) in the written opinion of counsel to the Indemnified Person reasonably satisfactory to the Indemnifying Person, use of counsel of the Indemnifying Person's choice would be expected to give rise to a conflict of interest, (y) the Indemnifying Person shall not have employed counsel to represent the Indemnified Person within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or (z) the Indemnifying Person shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Indemnifying Person. An Indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will be obligated to pay the fees and expenses of not more than one counsel for all Indemnified Persons with respect to such claim, unless in the written opinion of counsel to the Indemnified Person reasonably satisfactory to the Indemnifying Person, use of one counsel would be expected to give rise to a conflict of interest between such Indemnified Person and any other such Indemnified Persons with respect to such claim, in which event the Indemnifying Person shall be obligated to pay the fees and expenses of one additional counsel.

     b. Neither the Indemnified Person nor the Indemnifying Person shall make any settlement of any claim which would give rise to liability on the part of the Indemnifying Person under this Article 11 without the prior written consent of the other, which consent shall not be unreasonably withheld, provided that an Indemnified Person shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder. No Indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Person of an unconditional release from all liability in respect to such claim or litigation. Whenever the Indemnified Person or the Indemnifying Person receives a firm offer to settle a claim for which indemnification is sought under this Article 11, it shall promptly notify the other of such offer. If -- the Indemnifying Person refuses to accept such offer within thirty Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the Indemnifying Person's indemnity contained in this
Article 11, the -- Indemnified Person shall be indemnified pursuant to the terms hereof. If the Indemnifying Person notifies the Indemnified Person in writing that the Indemnifying Person desires to accept such offer, but the Indemnified Person refuses to accept such offer within thirty Business Days after receipt of such notice, the Indemnified Person may continue to contest such claim and, in such event, the total maximum liability of the Indemnifying Person to indemnify or otherwise reimburse the Indemnified Person hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Person desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder.

     2. Exclusive Remedy. This Article 11 shall provide the sole and exclusive remedy for any and all Damages sustained or incurred by any Indemnified Person, except for Damages sustained or incurred by Indemnified Person as a result of fraud by Indemnifying Person.

     3. Tax Effect and Insurance. The Liability of the Indemnifying Persons with respect to any claim for indemnification under this Article 11 shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnified Persons as a result of any Damages upon which such claim is based, and shall include any tax detriment actually suffered by the Indemnified Persons as a result of such Damages or the receipt of an indemnity payment in respect thereof. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Damages and shall otherwise be determined so that payment by the Indemnifying Persons of the claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnified Person as economically whole as is reasonably practical with respect to the Damages upon which the claim is based.

     4. Subrogation. Upon payment in full of any claim for indemnification under this Article 11, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a third party claim, the Indemnifying Persons shall be subrogated to the extent of such payment to the rights of the Indemnified Person against any person or entity with respect to the subject matter of such third party claim.

                                  ARTICLE XII.

                                   TERMINATION

     SECTION A.. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          1. by mutual written agreement of Seller and Buyer;

          2. by either Seller or Buyer if the Closing shall not have been consummated on or before October 31, 1998; or

          3. by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 12.01(b) or 12.01(c) shall give notice of such termination to the other party.

     SECTION B.. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 13.03, 13.05, 13.06 and 13.07 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

     SECTION A.. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Randstad, to:

          Randstad Holding nv
          P.O. Box 12600
          1100 AP Amsterdam - Zuidoost
          The Netherlands
          Attention: Rein A. Kronenberg
          Fax: 011-31-20-569-5885

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention: David W. Ferguson, Esq.
          Fax:  (212) 450-4800

          and:

          Troutman Sanders LLP
          NationsBank Plaza
          600 Peachtree Street, NE
          Suite 5200
          Atlanta, Georgia 30308
          Attention: John C. Beane, Esq.
          Fax: (404) 885-3900

     if to Buyer, to:

          Randstad US, L.P.
          c/o Randstad Staffing Services, L.P.
          2015 South Park Place
          Atlanta, Georgia 30339
          Attention: Jesse P. Schaudies, Jr., Esq.
          Fax: (770) 937-7100

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention: David W. Ferguson, Esq.
          Fax:  (212) 450-4800

          and:

          Troutman Sanders LLP
          NationsBank Plaza
          600 Peachtree Street, N.E.
          Suite 5200
          Atlanta, Georgia 30308
          Attention: John C. Beane, Esq.
          Fax: (404) 885-3900

     if to Seller, to:

          AccuStaff Incorporated
          One Independent Drive
          Jacksonville, Florida 32202
          Attention: Marc M. Mayo, Esq.
          Fax: (904) 360-2506

          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          50 N. Laura Street, Suite 2800
          Jacksonville, Florida 32202
          Attention: Pamela K. Phillips, Esq.
          Fax: (904) 353-1673

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION B.. Amendments and Waivers. 1. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     2. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION C.. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION D.. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares or the Strategix Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     SECTION E.. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION F.. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in the Borough of Manhattan, New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

     SECTION G.. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION H.. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder including, without limitation,
Section 9.02 hereof.

     SECTION I.. Entire Agreement. This Agreement (together with the Exhibits and Schedules attached hereto), the Confidentiality Agreement and the Employee and Systems Support Services Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     SECTION J.. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            RANDSTAD HOLDING NV


                                            By: /s/ Erik Vonk
                                                --------------------------------
                                                Name:   Erik Vonk
                                                Title:  Attorney-in-Fact

                                            RANDSTAD US, L.P.


                                            By: /s/ Erik Vonk
                                                --------------------------------
                                                Name:   Erik Vonk
                                                Title:  Attorney-in-Fact

                                            ACCUSTAFF INCORPORATED


                                            By: /s/ Derek E. Dewan
                                                --------------------------------
                                                Name:   Derek E. Dewan
                                                Title:  Chairman, President and
                                                        Chief Executive Officer



                                 EXECUTION COPY

                    AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

     AMENDMENT No. 1 dated as of September 3, 1998 to the Acquisition Agreement dated as of August 27, 1998 (as amended, the "Agreement") among Randstad Holding nv, a corporation organized under the laws of The Netherlands, Randstad US, L.P., a Delaware limited corporation and AccuStaff Incorporated, a Florida corporation.

                              W I T N E S S E T H :

     WHEREAS, the parties hereto have heretofore entered into the Agreement; and

     WHEREAS, the parties hereto desire to amend further the Agreement to make certain changes as hereinafter provided;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

     SECTION 2. Amendment of Section 5.08. Section 5.08 of the Agreement is amended by replacing the words "September 3, 1998" in the third sentence of that Section with "September 11, 1998".

     SECTION 3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 4. Counterparts; Effectiveness. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective as of the date hereof when each of the parties hereto shall have received duly executed counterparts hereof signed by each of the other parties hereto. No provision of this Amendment or the Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                                          RANDSTAD HOLDING NV


                                          By /s/ Erik Vonk
                                            -----------------------------
                                            Name:  Erik Vonk
                                            Title: Attorney-in-Fact

                                          RANDSTAD US, L.P.


                                          By /s/ Erik Vonk
                                            -----------------------------
                                            Name   Erik Vonk
                                            Title: Attorney-in-Fact

                                          ACCUSTAFF INCORPORATED


                                          By: /s/ Marc M. Mayo
                                             ----------------------------
                                             Name:   Marc M. Mayo
                                             Title:  Senior Vice President,
                                                     Secretary and
                                                     General Counsel



                                 EXECUTION COPY

                    AMENDMENT NO. 2 TO ACQUISITION AGREEMENT

     AMENDMENT No. 2 dated as of September 11, 1998 to the Acquisition Agreement dated as of August 27, 1998 (as amended, the "Agreement") among Randstad Holding nv, a corporation organized under the laws of The Netherlands, Randstad US, L.P., a Delaware limited corporation and AccuStaff Incorporated, a Florida corporation.

                              W I T N E S S E T H :

     WHEREAS, the parties hereto have heretofore entered into the Agreement; and

     WHEREAS, the parties hereto desire to amend further the Agreement to make certain changes as hereinafter provided;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

     SECTION 2. Amendment of Section 5.08. Section 5.08 of the Agreement is amended by replacing the words "September 11, 1998" in the third sentence of that Section with "the earlier of (i) October 1, 1998 or (ii) the Closing Date".

     SECTION 3. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 4. Counterparts; Effectiveness. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 2 shall become effective as of the date hereof when each of the parties hereto shall have received duly executed counterparts hereof signed by each of the other parties hereto. No provision of this Amendment or the Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

                                          RANDSTAD HOLDING NV


                                          By /s/ Erik Vonk
                                            -----------------------------
                                            Name:  Erik Vonk
                                            Title: Attorney-in-Fact

                                          RANDSTAD US, L.P.


                                          By /s/ Erik Vonk
                                            -----------------------------
                                            Name   Erik Vonk
                                            Title: Attorney-in-Fact

                                          ACCUSTAFF INCORPORATED


                                          By: /s/ Marc M. Mayo
                                             ----------------------------
                                             Name:   Marc M. Mayo
                                             Title:  Senior Vice President,
                                                     Secretary and
                                                     General Counsel

AccuStaff Incorporated
One Independent Drive
Jacksonville, Florida 32202
Attn:    Derek E. Dewan

Ladies and Gentlemen:

     Reference is hereby made to the Acquisition Agreement dated as of August 27, 1998 (the "Agreement") among AccuStaff Incorporated, a Florida corporation (the "Seller"), Randstad US, L.P., a Delaware limited partnership ("Buyer"), and Randstad Holding nv, a corporation organized under the laws of The Netherlands, as amended from time to time. Capitalized terms used herein without definition have the meanings set forth in the Agreement.

     In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Effective Date of Transfer of Strategix Business. Subject to paragraph 3 hereof, the parties hereto agree that notwithstanding anything to the contrary set forth in the Agreement, the Closing of the purchase and sale of the Shares, the acquisition of the Strategix Assets and the assumption of the Strategix Liabilities pursuant to Section 2.01 and Section 2.02 of the Agreement shall be deemed to have occurred at 11:59 pm, Eastern Time, on September 27, 1998 (the "Effective Time"). Subject to paragraph 3 hereof, it is understood that, notwithstanding anything to the contrary in the Agreement, upon the completion of the Closing, the Strategix Business will be deemed to have been operated for the benefit and at the risk of Buyer from the Effective Time. Accordingly, subject to paragraph 3 hereof, upon completion of the Closing and without in any way altering the obligations of the parties as set forth in the Agreement, including without limitation Seller's obligation to have complied with Section
5.01 of the Agreement through the date hereof, all profits and losses of and transactions effected with respect to, the Strategix Business from and after the Effective Time shall be for the account of Buyer with the same effect as if the Closing had taken place at the Effective Time.

     2. Closing Balance Sheet. Subject to paragraph 3 hereof, the parties hereby agree that notwithstanding anything to the contrary set forth in the Agreement, the Closing Balance Sheet shall be prepared as if the Closing had occurred at the Effective Time.

     3. Exception for Tax Matters. Notwithstanding anything to the contrary set forth herein, the parties hereto agree that (i) for purposes of Article 8 of the Agreement, the Closing shall be deemed to have occurred on the date hereof and not at or as of the Effective Time, and (ii) they shall treat the Closing as having occurred on the date hereof, and not at or as of the Effective Time, for all tax purposes and shall file all tax returns, statements, reports and forms in accordance with such treatment.

     4. Miscellaneous. The provisions of Sections 13.01, 13.02, 13.03, 13.04, 13.05, 13.06, 13.07, 13.08 and 13.10 of the Agreement are incorporated in their entirety herein by reference, except (i) for the phrase "except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates the right to purchase all or a portion of the Shares or the Strategix Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder" appearing at the end of Section 13.04 and (ii) that, as incorporated herein for use in this Letter Agreement, the term "Agreement" in such provisions shall be deemed to refer to this Letter Agreement.

     If the foregoing accurately summarizes our agreement with respect to the matters contemplated by this Letter Agreement, please sign and return to us the enclosed copy of this Letter Agreement. This Letter Agreement may be signed in counterparts, each of which shall be deemed an original.

                                            RANDSTAD HOLDING NV



                                            By:     /s/  Erik Vonk
                                            Name:   Erik Vonk
                                            Title:  Attorney-in-Fact


                                            RANDSTAD US, L.P.



                                            By:     /s/ Erik Vonk
                                            Name:   Erik Vonk
                                            Title:  Attorney-in-Fact





Accepted and agreed to as of the date set forth above:


ACCUSTAFF  INCORPORATED



By:  /s/ Derek E. Dewan
     Name:    Derek E. Dewan
     Title:   Chairman, President and
              Chief Executive Officer